United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

Filed by the Registrant     ☒                                                     Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GALECTIN THERAPEUTICS INC.

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April XX, 2018

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Galectin Therapeutics Inc. The meeting will be held on Tuesday, May 22, 2018 at 9:00 a.m., local time, at the offices of Dentons LLP, located at 303 Peachtree Street NE, Suite 5300, Atlanta, GA 30308, for the following purposes:

1.	To elect the eight nominees named in this proxy statement for director to hold office until the 2019 annual meeting of our stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

3.	To adopt and approve an amendment to our Restated Articles of Incorporation increasing the number of authorized common voting shares (“common stock”) from 50,000,000 to 100,000,000.

4.	To approve an amendment to our Amended and Restated 2009 Incentive Compensation Plan to reserve an additional 1,000,000 shares for issuance under the plan.

5.	To authorize the adjournment of the annual meeting if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the annual meeting or adjournment or postponement thereof to approve any of the foregoing proposals.

6.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

In addition, the proxy statement contains other important information about Galectin Therapeutics, including information about the role and responsibilities of our Board of Directors and its committees, information about executive compensation, and information about the beneficial ownership of Galectin Therapeutics securities.

Your vote is very important. Whether or not you plan to attend the annual meeting in person, please complete and return the enclosed proxy card.

Sincerely yours,

Peter G. Traber, M.D.
President, Chief Executive Officer and Chief Medical Officer

GALECTIN THERAPEUTICS INC.

4960 Peachtree Industrial Blvd., Suite 240

Norcross, Georgia 30071

NOTICE OF THE 2018 ANNUAL MEETING OF STOCKHOLDERS

Time:	9:00 a.m. on Tuesday, May 22, 2018

Place:	Dentons LLP 303 Peachtree Street NE, Suite 5300, Atlanta, GA 30308

Items of Business:	(1) To elect the eight (8) nominees named in this proxy statement to serve until our 2018 annual meeting of stockholders.

(2) To ratify the selection by the Audit Committee of the Board of Directors of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

(3)   To adopt and approve an amendment to our Restated Articles of Incorporation increasing the number of authorized common voting shares (“common stock”) from 50,000,000 to 100,000,000.

(4)   To approve an amendment to our Amended and Restated 2009 Incentive Compensation Plan to reserve an additional 1,000,000 shares for issuance under the plan.

(5)   To authorize the adjournment of the annual meeting if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the annual meeting or adjournment or postponement thereof to approve any of the foregoing proposals.

(6) To transact such other business as may properly come before the meeting.

Who Can Vote:	You can vote if you were a stockholder of record of our common stock, our Series A 12% Convertible Preferred Stock, our Series B-1 Convertible Preferred Stock, our Series B-2 Convertible Preferred Stock or our Series B-3 Convertible Preferred Stock, as of the close of business on October 16, 2017.

Annual Report:	A copy of our 2017 Annual Report on Form 10-K as amended, is included with this proxy statement.

Web site:	You may also read our Annual Report and this Notice and proxy statement at www.proxyvote.com and on our website at www.galectintherapeutics.com.

Date of Mailing:	This Notice, the proxy statement and the form of proxy are first being mailed to stockholders on or about April XX, 2018.

By Order of the Board of Directors

Harold Shlevin, Ph.D.
Chief Operating Officer and Corporate Secretary

GALECTIN THERAPEUTICS INC.

4960 Peachtree Industrial Blvd., Suite 240

Norcross, Georgia 30071

PROXY STATEMENT

FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 22, 2018

This proxy statement contains information about the 2018 annual meeting of stockholders (“2018 Annual Meeting”) of Galectin Therapeutics Inc. (referred to in this proxy statement as “Galectin Therapeutics”, “the Company”, “we”, “our” or “us”). The meeting will be held on Tuesday, May 22, 2018, beginning at 9:00 a.m. local time, at the offices of Dentons LLP, located at 303 Peachtree Street NE, Suite 5300, Atlanta, GA 30308.

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2018 Annual Meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on your proxy, it will be voted in accordance with the recommendations of our Board of Directors.

These proxy materials, together with our annual report to stockholders for our 2017 fiscal year, are first being mailed to stockholders on or about April XX, 2018 and are also available online at www.proxyvote.com and at www.galectintherapeutics.com. For ease of voting, stockholders are encouraged to vote using the Internet. We encourage you to access and review all of the important information in the proxy materials before voting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At our 2018 Annual Meeting, stockholders will consider and vote on the following matters:

1.	To elect the eight nominees named in this proxy statement for director to hold office until the 2019 annual meeting of our stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

3.	To adopt and approve an amendment to our Restated Articles of Incorporation increasing the number of authorized common voting shares (“common stock”) from 50,000,000 to 100,000,000.

4.	To approve an amendment to our Amended and Restated 2009 Incentive Compensation Plan to reserve an additional 1,000,000 shares for issuance under the plan.

5.	To authorize the adjournment of the annual meeting if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the annual meeting or adjournment or postponement thereof to approve any of the foregoing proposals

6.	To conduct any other business properly brought before the meeting.

Who can vote?

You may vote if you were a stockholder of Galectin Therapeutics as of the close of business on the record date, March 26, 2018. Shares outstanding on the record date are the following:

•	37,569,866 shares of common stock;

•	1,377,500 shares of Series A 12% Convertible Preferred Stock (“Series A Preferred Stock”);

•	900,000 shares of Series B-1 Convertible Preferred Stock (“Series B-1 Preferred Stock”);

•	2,100,000 shares of Series B-2 Convertible Preferred Stock (“Series B-2 Preferred Stock”); and

•	2,508,000 shares of Series B-3 Convertible Preferred Stock (“Series B-3 Preferred Stock”), and together with the Series B-1 Preferred Stock and Series B-2 Preferred Stock, the “Series B Preferred Stock”).

The shares of Series A Preferred Stock and Series B Preferred Stock vote on an as-converted basis with the shares of common stock. The shares of our Series C Super Dividend Convertible Preferred Stock do not have voting rights prior to conversion to common stock. The shares of the Series A Preferred Stock, Series B Preferred Stock and the Series C Super Dividend Convertible Preferred Stock are hereafter referred to as the “Preferred Stock”.

How many votes do I have?

Each share of our common stock that you own on the record date entitles you to one vote on each matter subject to a vote. Each share of Series A Preferred Stock that you own on the record date entitles you to one-sixth vote (i.e. six shares of Series A Preferred Stock equals one vote) on each matter that is submitted to a vote of holders of our common stock. Each share of our Series B-1 Preferred Stock and Series B-2 Preferred Stock entitles the holder to two-thirds of a vote (i.e. three shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock equals two votes) on each matter that is submitted to a vote of holders of our common stock. Each share of our Series B-3 Preferred Stock entitles the holder to 71% of a vote (i.e. 1,789,246 votes total for 2,508,000 shares of Series B-3 Preferred Stock) on each matter that is submitted to a vote of holders of our common stock.

Directors and executive officers of Galectin Therapeutics own or control the voting of 11,486,804 shares of common stock or the common equivalent of voting Preferred Stock, representing approximately 28% of the total outstanding voting shares at the record date. We expect all of these shares will be voted FOR all of the proposals as described in this proxy statement.

How do I vote?

If you are the record holder of your shares, meaning that you own your shares in your own name and not through a bank or brokerage firm, you may vote as follows:

1.	You may vote by mail. You may vote by completing and signing the proxy card enclosed with this proxy statement (or by requesting a paper copy of the materials if you only received an electronic version) and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it from the United States. The shares you own will be voted according to your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors.

2.	You may vote by Internet. You may vote over the Internet as instructed on the proxy card enclosed with this proxy statement and accessing www.proxyvote.com. The shares you own will be voted according to your instructions on the proxy card submitted electronically. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors.

3.	You may vote in person. If you attend the meeting, you may vote by delivering your completed proxy card in person or by completing a ballot. Ballots will be available at the meeting.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends that you vote:

FOR the election of each of the eight nominees to serve as directors on the Board of Directors until our 2019 annual meeting of stockholders.

FOR the ratification of the selection of Cherry Bekaert LLP, as our independent registered public accounting firm for the 2018 fiscal year.

FOR adopting and approving an amendment to our Restated Articles of Incorporation to increase our authorized shares of common stock from 50,000,000 to 100,000,000.

FOR approving an amendment to our Amended and Restated 2009 Incentive Compensation Plan to reserve an additional 1,000,000 shares for issuance under the plan.

FOR the authorization of the adjournment of the annual meeting if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the annual meeting or adjournment or postponement thereof to approve any of the foregoing proposals.

Is my vote important?

Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions in this proxy statement. Choose the way to vote that is the easiest and most convenient for you and cast your vote as soon as possible.

What if I return a proxy card but do not make specific choices?

Any proxy card returned without directions given will be voted (1) “FOR” the election of directors presented in this proxy statement to the Board of Directors, (2) “FOR” the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm to audit the financial statements for our 2018 fiscal year, (3) “FOR” adopting and approving an amendment to our Restated Articles of Incorporation to increase our authorized common voting shares from 50,000,000 to 100,000,000, (4) “FOR” approving an amendment to our Amended and Restated 2009 Incentive Compensation Plan to reserve an additional 1,000,000 shares for issuance under the plan, (5) “FOR” the authorization of the adjournment of the annual meeting if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the annual meeting or adjournment or postponement thereof to approve any of the foregoing proposals, and (6) as to any other business that may come before the 2018 Annual Meeting, in accordance with the judgment of the person or persons named in the proxy.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The proposal to ratify the selection of Cherry Bekaert LLP as our independent auditor for fiscal year 2018 is considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. The other proposals to be voted on at our 2018 Annual Meeting are not considered “routine” under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

Can I change my vote after I have mailed my proxy card or after I have voted my shares?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the meeting by doing any one of the following things:

•	signing another proxy with a later date;

•	giving our Corporate Secretary, Dr. Harold Shlevin, Ph.D., written notice to that effect. He may be contacted at 4960 Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071; telephone: 678-620-3186; e-mail: shlevin@galectintherapeutics.com;

•	voting again prior to the time at which the Internet voting facilities close by following the procedures applicable to that method of voting, as directed on the enclosed proxy card; or

•	voting in person at the meeting.

How can I access the proxy materials over the internet?

You may view and also download our proxy materials, including the 2017 Annual Report, our Form 10-K for the year ended December 31, 2017, and the Notice by accessing www.proxyvote.com and on our website at www.galectintherapeutics.com

Who pays for the solicitation of Proxies?

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. We pay all costs to solicit these proxies. Our officers, directors and employees may solicit proxies but will not be additionally compensated for such activities. We are also working with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such institutions and persons. We will reimburse their reasonable expenses.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least one-third of the outstanding shares entitled to vote are represented by stockholders present at the meeting or by proxy. On the record date, there were 41,588,802 shares of common stock outstanding or deemed outstanding based on voting rights of Series A Preferred Stock or Series B Preferred Stock on an as-converted basis. Thus, 13,862,921 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item to pass?

Election of Directors. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. There are eight nominees and eight positions to be filled; this means that the eight individuals receiving the most votes will be elected. Abstentions and broker non-votes will not be relevant to the outcome. Our ninth director, whom we refer to as the Series B Director, is nominated and elected by the holder(s) of the Series B Preferred Stock voting as a separate class.

Ratification of independent registered public accounting firm. The votes cast “for” must exceed the votes cast “against” in order to ratify the selection of Cherry Bekaert LLP, as our independent registered public accounting firm. Abstentions and broker non-votes will not be relevant to the outcome.

Approval of Amendment to Restated Articles of Incorporation. The minimum vote required for approval of the proposal to amend our Restated Articles of Incorporation to increase the authorized number of shares of common stock is a majority of all votes entitled to be cast on the matter. Abstentions and broker non-votes will have the same effect as a vote “against”.

Approval of Amendment to our Amended and Restated 2009 Incentive Compensation Plan. The affirmative vote of a majority of the votes cast, either for, against or abstain, by the holders of the shares of common stock voting is required to approve the proposed amendment to our Amended and Restated 2009 Incentive Compensation Plan. Broker non-votes will have no effect. Additionally, the consent of the holder of our Series B Preferred Stock is required for an amendment to increase the number of shares of common stock reserved under our Amended and Restated 2009 Incentive Compensation Plan. 10X Fund, as the holder of all issued and outstanding shares of Series B Preferred, has consented to the proposed amendment.

Adjournment of Annual Meeting. The votes cast “for” must exceed the votes cast “against” in order to approve the authorization of the adjournment of the annual meeting. Abstentions and broker non-votes will not be relevant to the outcome.

If your shares are held in street name and you do not provide voting instructions to your broker, bank or other nominee, they will be treated as broker non-votes and will not be counted for purposes of determining the outcome of a proposal. Abstentions and votes “withheld” are counted for the purpose of establishing a quorum.

Your Board of Directors currently has nine members. Why are only eight elected at the annual meeting?

The holders of our common stock will vote for the election of eight directors at the 2018 Annual Meeting and the holder(s) of our Series B Preferred Stock have the right, as long as any shares of Series B Preferred Stock are outstanding, to vote as a separate class to elect two additional directors, referred to as the Series B directors, although the holders of the Series B preferred stock only intend to elect one director, for a total of nine directors. The holder(s) of the Series B Preferred Stock also have the right to nominate three of the remaining eight directors, however, the holder(s) of the Series B Preferred Stock have not exercised their right to nominate three directors for purposes of the 2018 annual meeting. As of March 26, 2018, 10X Fund L.P. is the owner of all of the issued and outstanding shares of the Series B Preferred Stock. For additional information, please see “Security Ownership of Certain Beneficial Owners and Management” below.

Who will count the votes?

We will appoint an Inspector of Elections for the 2018 Annual Meeting who will not be an officer, director or nominee.

What is “householding”?

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps to reduce costs. Your materials may be househeld based on your prior express or implied consent. A number of brokerage firms have instituted householding. Once a stockholder has received notice from his or her broker that the broker will be householding communications to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes his or her consent.

If you would like to receive your own set of our proxy statement and related materials now or in the future, or if you share an address with another Galectin Therapeutics stockholder and together both of you would like to receive only a single set of our proxy materials in the future, please contact your broker (if you hold your shares in “street name”). Be sure to indicate your name, the name of your brokerage firm or bank, and your account number(s). You can also request prompt delivery of a copy of the proxy statement and related materials by contacting our Corporate Secretary at Galectin Therapeutics, Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071, Attention: Corporate Secretary; telephone: 678-620-3186; e-mail: shlevin@galectintherapeutics.com.

How and when may I submit a stockholder proposal for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our Corporate Secretary at 4960 Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071. With respect to proposals made pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, the proposal must be received by our Corporate Secretary by December XX, 2018 for inclusion in our proxy statement and form of proxy. In addition, all stockholder proposals submitted outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act, including nominations of director candidates, must be received by our Corporate Secretary by no later than February 21, 2019 nor earlier than January 22, 2019, in order to be considered timely.

You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Where can I find the voting results?

We will report the voting results on Form 8-K within four business days after the end of our 2018 Annual Meeting of stockholders. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the 2018 Annual Meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional current report on Form 8-K to publish the final results.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 26, 2018, certain information concerning the beneficial ownership of our common stock, Series A Preferred Stock and Series B Preferred Stock by (i) each person known by us to own beneficially five percent (5%) or more of the outstanding shares of each class, (ii) each of our directors, new director nominee and named executive officers, and (iii) all of our executive officers, directors and new director nominee as a group. The table also sets forth, in its final column, the combined voting power of the voting securities on all matters presented to the stockholders for their approval at the 2018 Annual Meeting, except for such separate class votes as are required by law.

The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under the rules of the Securities and Exchange Commission, or SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares that the individual or entity has the right to acquire within 60 days after March 26, 2018 through the exercise of any stock option, warrant or other right, or the conversion of any security. Unless otherwise indicated, each person or entity has sole voting and investment power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address(1)	Shares of Common Stock Beneficially Owned(2)		Percent of Common Stock(3)	Shares of Series A Preferred Stock Beneficially Owned		Percent of Series A Preferred Stock(4)	Shares of Series B Preferred Stock Beneficially Owned(5)	Percent of Series B Preferred Stock
5% Stockholders
James C. Czirr	14,934,107	(6)	30.8%	100,000		7.3%	5,508,000	100%
10X Fund, L.P. (10)	13,374,560	(7)	28.0%	—		—	5,508,000	100%
David Smith (11)	—		—	175,000		12.7%	—	—
Fivex LLC (11)	—		—	100,000	(9)	7.3%	—	—
Richard E. Uihlein (13)	5,099,091	(14)	12.7%	—		—	—	—
Directors, New Director Nominee and Other Named Executive Officers
James C. Czirr	14,934,107	(6)	30.8%	100,000		7.3%	5,508,000	100%
Gilbert F. Amelio, Ph.D.	161,461		*	—		—	—	—
Kevin Freeman	255,069	(12)	*	—		—	—	—
Joel Lewis	50,880		*	—		—	—	—
Gilbert S. Omenn, M.D., Ph.D.	116,894		*	50,000		3.6%	—	—
Marc Rubin, M.D.	100,081		*	—		—	—	—
Stephen Shulman	12,000		*	—		—	—	—
Richard E. Uihlein	5,099,091	(14)	12.7%	—		—	—	—
Theodore Zucconi, Ph.D.	32,333		*	—		—	—	—
Kary Eldred	770,154	(15)	2.0%	—		—	—	—
Peter G. Traber, M.D.	2,074,921		5.2%	—		—	—	—
Harold H. Shlevin, Ph.D.	484,082		1.3%	—		—	—	—
Jack W. Callicutt	457,428		1.2%	—		—	—	—
All executive officers and directors as a group (11 persons)	24,548,501	(8)	45.2%	150,000		10.9%	5,508,000	100%

*	Less than 1%.
(1)	Except as otherwise indicated, the address for each named person is c/o Galectin Therapeutics Inc., 4960 Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071.

(2)	Includes the following number of shares of our common stock issuable upon exercise of outstanding stock options granted to our named executive officers and directors that are exercisable within 60 days after March 26, 2018.

Directors, Nominees and Named Executive Officers	Options Exercisable Within 60 Days
James C. Czirr	653,250
Gilbert F. Amelio, Ph.D.	41,500
Marc Rubin, M.D.	51,500
Gilbert S. Omenn, M.D., Ph.D	41,500
Theodore Zucconi	31,250
Kevin Freeman	47,964
Kary Eldred	0
Peter Traber, M.D.	1,967,587
Harold Shlevin, Ph.D.	430,168
Jack Callicutt	456,168

All executive officers and directors as a group	3,720,887

(3)	For each named person and group included in this table, percentage ownership of our common stock is calculated by dividing the number of shares of our common stock beneficially owned by such person or group by the sum of (i) 37,569,866 shares of our common stock outstanding as of March 26, 2018 and (ii) the number of shares of our common stock that such person has the right to acquire within 60 days after March 26, 2018.
(4)	Based on 1,377,500 shares of Series A preferred stock outstanding as of March 26, 2018.
(5)	Includes 900,000 shares of Series B-1 preferred stock, 2,100,000 shares of Series B-2 preferred stock and 2,508,000 shares of Series B-3 preferred stock outstanding as of March 26, 2018.
(6)	Includes (i) 600,000 common shares issuable upon conversion of 900,000 shares of Series B-1 preferred stock, (ii) 1,400,000 common shares issuable upon conversion of 2,100,000 shares of Series B-2 preferred stock; (iii) 1,789,346 common shares issuable upon conversion of 2,508,000 shares of Series B-3 preferred stock, (iv) 6,469,038 common shares issuable upon exercise of warrants; (v) 2,000,000 shares of common stock acquired upon exercise of warrants; and (vi) 1,116,176 common shares issued as stock dividends paid on the Series B preferred stock which is net shares sold or distributed to 10X Fund limited partners, as to which Mr. Czirr, in his capacity as a managing member of 10X Capital Management Fund, LLC, a Florida limited liability company and general partner of 10X Fund (referred to herein as 10X Management) has shared voting and investment power, and disclaims beneficial ownership; also includes 889,630 shares of common stock owned by Mr. Czirr, 653,250 shares issuable upon the exercise of vested stock options owned by Mr. Czirr, and 16,667 shares of our common stock issuable upon conversion of Series A preferred stock owned by Mr. Czirr.
(7)	Includes (i) 600,000 common shares issuable upon conversion of 900,000 shares of Series B-1 preferred stock, (ii) 1,400,000 common shares issuable upon conversion of 2,100,000 shares of Series B-2 preferred stock; (iii) 1,789,346 common shares issuable upon conversion of 2,508,000 shares of Series B-3 preferred stock, (iv) 6,469,038 common shares issuable upon exercise of warrants; (v) 2,000,000 shares of common stock acquired upon exercise of warrants; and (vi) 1,116,176 common shares issued as stock dividends paid on the Series B preferred stock which is net shares sold or distributed to 10X Fund limited partners, as to which Mr. Czirr, in his capacity as a managing member of 10X Capital Management Fund, LLC, a Florida limited liability company and general partner of 10X Fund, has voting and investment power, and disclaims beneficial ownership, of these securities.
(8)	Includes (i) 10,258,384 common shares issuable upon conversion of the shares of Series B preferred stock and exercise of warrants and (ii) 3,116,176 common shares acquired upon exercise of warrants or issued as stock dividends on the Series B preferred stock net shares sold or distributed to 10X Fund limited partners, as to which Mr. Czirr has voting and investment control but are counted one time for purposes of this total. For additional information about the beneficial ownership of our capital stock by Mr. Czirr, see notes 6.

(9)	Mr. Smith is the manager of Fivex LLC, a Connecticut limited liability company, and may be deemed to have voting and investment control over, but disclaims beneficial ownership of, the shares of Series A preferred stock.
(10)	Contact: c/o 10X Capital Management, LLC at Investment Law Group attn: Bob Mottern 1230 Peachtree Street NE Atlanta, GA 30309.
(11)	Contact: c/o David Smith 34 Shorehaven Road E., Norwalk, CT 06855.
(12)	Includes 169,062 shares of the Company’s common stock managed by Cross Consulting and Services, LLC, a Texas limited liability company, d/b/a Freeman Global Investment Counsel. Mr. Freeman, in his capacity as CEO of Freeman Global Investment Counsel, has voting and investment control over, but disclaims beneficial ownership of, these shares.
(13)	Contact: c/o Uline Corporation, 12575 Uline Drive, Pleasant Prairie, WI 53158
(14)	Includes (i) 2,549,553 shares of common stock, (ii) 2,466,204 common shares issuable upon the exercise of common stock purchase warrants and (iii) 83,333 common shares issuable upon conversion of Series C preferred non-voting stock.
(15)	Includes 38,382 shares of common stock and 16,111 common stock purchase warrants personally owned by Mr. Eldred and 409,538 shares of common stock and 306,123 common stock purchase warrants owned by trusts over which Mr. Eldred shares management control; however, Mr. Eldred disclaims beneficial ownership of the shares and warrants owned by such trusts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes of ownership of such securities with the SEC. Except as set forth in our Annual Report filed on Form 10-K for the year ended December 31, 2017, all reports were timely filed during the fiscal year ended December 31, 2017.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee of our Board of Directors, or “Board”, has nominated seven members currently serving on our Board, identified below, to be re-elected, and one individual who is not currently a director, to be newly elected, in each case at the 2018 Annual Meeting to serve until the 2019 annual meeting of stockholders and until their respective successors are elected and qualified. Each Company Nominee has agreed to serve on the Board, if elected.

The Nominating and Corporate Governance Committee is nominating eight directors to be elected to the Board of Directors because James C. Czirr is being nominated and elected by the holder(s) of the Series B Preferred Stock voting as a separate class (the “Series B Director”). In addition, the holder(s) of the Series B Preferred Stock have the right, to nominate three additional directors to the Board, (the “Series B Nominees”), however, the holder(s) of the Series B Preferred Stock have not exercised such right in connection with this election. As of March 26, 2018, 10X Fund L.P. is the owner of all of the issued and outstanding shares of the Series B Preferred Stock. James C. Czirr, the Series B Directors, is managing member of 10X Capital Management LLC, the general partner of 10X Fund L.P. Richard Uihlein, who was originally elected to the Board as a Series B Nominee in 2017, is a limited partner in 10X Fund L.P., and is a holder of more than 5% of our issued and outstanding common stock and more than 5% of our outstanding Series C Preferred Stock. Joel Lewis, who was also originally elected to the Board as a Series B Nominee in 2017 is an employee of Uline Inc., a corporation for which Richard Uihlein is a controlling shareholder and serves as chief executive officer. Theodore Zucconi, Ph.D., currently serves as a Series B Director, but will not be elected by the holder(s) of the Series B Preferred Stock as a Series B Director in 2018. Accordingly, Dr. Zucconi’s term as a director will expire at the 2018 Annual Meeting.

If all of the nominees are elected at the 2018 Annual Meeting, our Board of Directors will have nine members, including the Series B Director. Set forth below is information regarding the nominees, as of March 26, 2018, including their ages, positions with Galectin Therapeutics, recent employment and other directorships. Background information with respect to the Series B Director is also provided below.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH NOMINEE.

The persons who have been nominated for election at the 2018 Annual Meeting to serve on our Board of Directors are named in the table below. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Company Nominees

Name	Age	Position	Director Since
Gilbert F. Amelio, Ph.D (2)(3)	75	Director	2009
Kary Eldred	44	Director	n/a
Kevin D. Freeman (1)(3)	56	Director	2011
Joel Lewis (1) (2)	48	Director	2017
Gilbert S. Omenn, M.D., Ph.D. (2)	76	Director	2014
Marc Rubin, M.D	63	Director	2011
Stephen Shulman (1).	74	Director	2017
Richard E. Uihlein	72	Director	2017

(1)	Member of audit committee
(2)	Member of compensation committee
(3)	Member of nominating and governance committee

Nominees

Gilbert F. Amelio, Ph.D., a director since February 2009, began his career at Bell Labs in Murray Hill, New Jersey. Since January 1, 2012, Dr. Amelio has provided consulting and advisory services through GFA, LLC, a California limited liability company. He was a Senior Partner of Sienna Ventures (a privately-held venture capital firm in Sausalito, California) from April 2001 until the fund closed per plan on December 31, 2011. Dr. Amelio was Chairman and Chief Executive Officer of Jazz Technologies, Inc. (now a wholly owned subsidiary of Tower Semiconductor Ltd., an independent specialty wafer foundry) from August 2005 until his retirement in September 2008 (when he was named Chairman Emeritus). Dr. Amelio was Chairman and Chief Executive Officer of Beneventure Capital, LLC (a full-service venture capital firm in San Francisco, California) from 1999 to 2005 and was Principal of Aircraft Ventures, LLC (a consulting firm in Newport Beach, California) from April 1997 to December 2004. Dr. Amelio was elected a Director of AT&T in February 2001 and had previously served as an Advisory Director of AT&T (then known as SBC Communications Inc.) from April 1997 to February 2001. He served as a Director of Pacific Telesis Group from 1995 until the company was acquired by AT&T in 1997. Prior to 1997, he served as Chairman, President and CEO of National Semiconductor (1991-1996) and Apple Computer (1996-1997). We believe Dr. Amelio’s qualifications to sit on our Board of Directors include his executive leadership and management experience, as well as his extensive experience with global companies, his financial expertise and his years of experience providing strategic advisory services to organizations.

Kary Eldred, a new nominee to our Board, is a director and Chief Investment Officer for the Living Stones Foundation since July 2015 and has been an active private equity investor for many years. In these capacities, he serves and has served on a number of corporate boards of companies with potential for and driving toward initial public offerings and is currently serving as a board member in Buy It Installed (since 2017), Babywise and Wise King Media (since 2015). Kary Eldred also served on the board and audit committee of GCT Semiconductor. From January 2011 through October 2014, Mr. Eldred was CEO & Chairman of Altadona, S.A. a software integration company based in Europe and prior to that was a principal in Parakletos Ventures, an institutional venture capital firm with several investments in companies that went on to be acquired or become publicly listed on different exchanges around the world including the NASDAQ, KOSDAQ and the GEM market. Mr. Eldred has an Executive MBA from IE Business School and a BA in Foreign Service from Baylor University. We believe that Mr. Eldred’s qualifications to sit on our board include his experience serving on boards of several companies and experience in venture capital and private equity investing.

Kevin D. Freeman, a director since May 2011, holds the Chartered Financial Analyst designation and is Chief Executive Officer of Cross Consulting and Services, LLC, an investment advisory and consulting firm founded in 2004. He is also author of a New York Times best-selling book about the stock market and economy and the host of television segments (Economic War Room with Kevin Freeman) that airs nationally during local newscasts on 200 stations. Formerly he was Chairman of Separate Account Solutions, Inc. and held several offices at Franklin Templeton Investment Services from 1991 to 2000. He holds a B.S. in business administration from University of Tulsa, Tulsa, Oklahoma. We believe Mr. Freeman’s qualifications to sit on our Board of Directors includes his extensive financial expertise and his years of experience providing financial advisory services.

Joel Lewis, a director since 2017, is the Managing Director of Shareholder Services at Uline, Inc. (a distributor of shipping, packaging and industrial supplies), a position he has held since 2007. Mr. Lewis is a financial executive with over 25 years of experience started his career in public accounting in 1992. Prior to his employment with Uline Inc., Mr. Lewis served as a Tax and Accounting Manager for Century America LLC from 2001 to 2006 and a Tax Manager for Deloitte & Touche from 1998 to 2001. After spending a decade in public accounting where he specialized in both financial reporting and taxation, Mr. Lewis migrated to privately held companies focusing on high net worth family businesses. Mr. Lewis has a wide range of expertise including working in a variety of industries and disciplines including taxation, restructuring, acquisition and private equity ventures. Mr. Lewis is a registered CPA in the state of Illinois. He holds a B.S. in Accountancy from the

University of Illinois and a Masters in Taxation from DePaul University. We believe that Mr. Lewis’ qualifications to sit on our Board include his business and financial expertise and his service as a board observer on our Board during 2017.

Gilbert S. Omenn, M.D., Ph.D., a director since September 2014, served on the board of directors of Amgen Inc. for 27 years and of Rohm & Haas Company for 22 years. He currently serves on the boards of Esperion Therapeutics Inc., and Oncofusion. Dr. Omenn is Professor of Computational Medicine & Bioinformatics, Internal Medicine, Human Genetics, and Public Health and Director of the university-wide Center for Computational Medicine and Bioinformatics at the University of Michigan where he leads major research programs in proteomics and integrative biomedical informatics. Dr. Omenn served as executive vice president for medical affairs and as chief executive officer of the University of Michigan Health System from 1997 to 2002. Prior to this, he was the dean of the School of Public Health and Community Medicine and professor of medicine at the University of Washington. Earlier he was Associate Director of the White House Office of Science and Technology and of the Office of Management and Budget. He is the author of more than 563 research papers and scientific reviews and author/editor of 18 books. Dr. Omenn received his B.A. summa cum laude from Princeton University, M.D. magna cum laude from Harvard Medical School, and Ph.D. in genetics from the University of Washington. We believe Dr. Omenn’s qualifications to sit on our Board of Directors include his extensive executive leadership and management experience in the medical industry and his continuing cutting-edge research.

Marc Rubin, M.D, a director since October 2011 and Chairman of the Board since January 2016, is Executive Chairman of the Board of Directors of Titan Pharmaceuticals, Inc. (TTNP: OTC BB) and served as its President and Chief Executive Officer from October 2007 to January 2009. Until February 2007, Dr. Rubin served as Head of Global Research and Development for Bayer Schering Pharma, as well as a member of the Executive Committee of Bayer Healthcare and the Board of Management of Bayer Schering Pharma. Prior to the merger of Bayer Pharmaceuticals and Schering AG in June 2006, Dr. Rubin was a member of the Executive Board of Schering AG since joining the company in October 2003, as well as Chairman of Schering Berlin Inc. and President of Berlex Pharmaceuticals, a division of Schering AG. From 1990 until August 2003, Dr. Rubin was employed by GlaxoSmithKline where he held positions of responsibility in global clinical and commercial development overseeing programs in the United States, Europe, Asia and Latin America. From 2001 through 2003 at GlaxoSmithKline, he was Senior Vice President of Global Clinical Pharmacology & Discovery Medicine. Dr. Rubin holds an M.D. from Cornell University Medical College and is board certified in internal medicine with subspecialties in medical oncology and infectious diseases. Dr. Rubin is a member of the Board of Directors of Curis Inc. (Nasdaq: CRIS) and formerly served on the Board of Directors of Medarex, Inc., now a subsidiary of Bristol-Myers Squibb Company. We believe Dr. Rubin’s qualifications to sit on our Board of Directors include his extensive executive leadership and management experience in the pharmaceutical industry.

Stephen Shulman, a director since 2017, is the Chief Executive Officer of Medical Devices Inc. (MDI), a position he has held since 1982. MDI is responsible for numerous medical device startups such as defibrillator electrodes, Fiberoptic pressure sensors, occlusive dressings, surgical glue, non-invasive body temperature control and end stage renal care. Prior to the formation of MDI, he was Director of Sales and Marketing/Asia Pacific for Medtronic from 1970 to 1981. Mr. Shulman received a B.S.C. in microbiology and physics from Wayne State University. We believe that Mr. Shulman is best situated to sit on our Board because of his extensive executive leadership and management experience in the medical device industry.

Richard E. Uihlein, a director since 2017, co-founded Uline, Inc. (a leading distributor of shipping, packaging and industrial supplies) in 1980, and has served as its Chief Executive Officer and Chairman since its founding. Prior to founding Uline Inc., Mr. Uihlein was employed at General Bindings Corp., Northbrook, IL from 1967 to 1980. Mr. Uihlein graduated from Stanford University, Palo Alto, CA. with a BA degree in history in 1967. We believe Mr. Uihlein’s qualifications to sit on our Board includes his extensive executive leadership and management experience.

Series B Director

James C. Czirr, age 62, has been nominated and will be elected by the holder(s) of the Series B Preferred Stock voting as a separate class to serve on our Board of Directors. Mr. Czirr is not subject to election by the holders of our common stock at the 2018 Annual Meeting, and proxies cannot be voted for his election. Mr. Czirr served as Chairman of the Board from February 2009 until January 2016 and Executive Chairman from February 2010 until January 2016, is a co-founder of 10X Fund, L.P. and is a managing member of 10X Capital Management LLC, the general partner of 10X Fund, L.P. Mr. Czirr was a co-founder of Galectin Therapeutics in July 2000. Mr. Czirr was instrumental in the early stage development of Safe Science Inc., a developer of anti-cancer drugs; served from 2005 to 2008 as Chief Executive Officer of Minerva Biotechnologies Corporation, a developer of nano particle bio chips to determine the cause of solid tumors; and was a consultant to Metalline Mining Company Inc., now known as Silver Bull Resources, Inc., (AMEX: SVBL), a mineral exploration company seeking to become a low cost producer of zinc. Mr. Czirr received a B.B.A. degree from the University of Michigan. We believe that Mr. Czirr is best situated to sit on our Board because he is the director who was a co-founder of the Company and is familiar with our business and industry.

EXECUTIVE OFFICERS, KEY EMPLOYEES AND KEY CONSULTANTS

Peter G. Traber, M.D., age 62, became President and Chief Executive Officer in March 2011, and is also our Chief Medical Officer. Dr. Traber also served as a director of the Company from 2009 through 2017. Dr. Traber is President Emeritus, and from 2003 to 2008 was President and Chief Executive Officer, of Baylor College of Medicine. From 2000 to 2003 he was Senior Vice President Clinical Development and Medical Affairs and Chief Medical Officer of GlaxoSmithKline plc. Dr. Traber was the Chairman of the Board and Chief Executive Officer of TerraSep, LLC, a Mountain View, CA biotechnology company. He also has served as Chief Executive Officer of the University of Pennsylvania Health System, as well as Chair of the Department of Internal Medicine and Chief of Gastroenterology for the University of Pennsylvania School of Medicine and was named as a director of NeoStem, Inc. (Nasdaq:NBS) in 2015. Dr. Traber received his M.D. from Wayne State School of Medicine and a B.S. in chemical engineering from the University of Michigan.

Harold Shlevin, Ph.D., age 68, became our Chief Operating Officer and Secretary on October 1, 2012. Dr. Shlevin previously had been employed at the Georgia Institute of Technology’s Advanced Technology Development Center as Principle and Manager of bioscience commercialization efforts since November 2009, where he has assisted faculty in identifying technology worthy of commercialization, catalyzed formation of new start-up bioscience companies, and mentored new company management. From October 2008 to November 2009, he served as Head of Operations and Commercial Development for Altea Therapeutics Corporation, an advanced drug delivery company focused on the delivery of therapeutic levels of water-soluble biotherapeutics and small drugs through the skin. At Altea, he was responsible for pharmaceutical research and development, clinical research, regulatory affairs, engineering, clinical and commercial manufacturing, quality assurance, information technology, facility operations and finance. From July 2006 to September 2008, Dr. Shlevin served as the President and Chief Executive Officer of Tikvah Therapeutics, Inc., a start-up pharmaceutical enterprise focused on later-stage development of neuroscience therapeutics. From May 2000 to January 2006, he served as President and CEO of Solvay Pharmaceuticals, Inc. (US). In January 2006, he was promoted to a global senior Vice President role within Solvay Pharmaceuticals, SA and member of the Board of Solvay Pharmaceuticals, SA.

Jack W. Callicutt, age 51, became our Chief Financial Officer on July 1, 2013. From August 2012 through June 2012, Mr. Callicutt was the Chief Financial Officer of REACH Health, Inc., a telemedicine technology company headquartered in Alpharetta, GA. From April 2010 through August 2012, Mr. Callicutt was the Chief Financial Officer of Vystar Corporation, a publicly-traded company that holds proprietary technology to remove antigenic proteins from natural rubber latex. Prior to that Mr. Callicutt was Chief Financial Officer of IVOX, Inc., Tikvah Therapeutics and Corautus Genetics, a publicly-traded biotechnology company which was developing gene therapy for treatment of cardiovascular disease. Mr. Callicutt previously spent more than fourteen years in public accounting, most recently as a senior manager at Deloitte, where he specialized in technology companies from 1989 to 2003. Mr. Callicutt is a Certified Public Accountant and graduated with honors from Delta State University with a B.B.A. in accounting and computer information systems.

J. Rex Horton, age 48, became the Company’s Executive Director of Regulatory Affairs and Quality Assurance in January 2013. Mr. Horton most recently was Director of Regulatory Affairs at Chelsea Therapeutics, where he successfully led the organization through its first NDA filing and favorable FDA Advisory Committee Meeting. In past leadership roles at Solvay Pharmaceuticals and Abbott Laboratories, he led approval efforts for key products including Androgel® Stickpack, Creon® Capsules and Luvox® CR Capsules. He has also provided chemistry, manufacturing and controls (CMC) regulatory leadership and support of INDs and NDAs, including Estrogel® and Androgel® Pump. Mr. Horton was a member of the executive leadership team that successfully implemented solutions to significant regulatory issues encountered by Solvay in its interactions with the FDA. Mr. Horton earned his Bachelor’s degree in industrial/manufacturing & systems engineering from The Georgia Institute of Technology. He is a member of the Regulatory Affairs Professional Society (RAPS), Drug Information Association (DIA) and American Association of Pharmaceutical Scientists (AAPS).

Eliezer Zomer, Ph.D., age 71, has been our Executive Vice President of Manufacturing and Product Development since the Company’s inception in 2000. Prior to joining our Company, Dr. Zomer had been the founder of Alicon Biological Control, where he served from November 2000 to July 2002. From December 1998 to July 2000, Dr. Zomer served as Vice President of Product Development at SafeScience, Inc. and Vice President of Research and Development at Charm Sciences, Inc. from June 1987 to November 1998. Dr. Zomer received a B. Sc. degree in industrial microbiology from the University of Tel Aviv in 1972, a Ph.D. in biochemistry from the University of Massachusetts in 1978, and undertook a post-doctoral study at the National Institute of Health.

None of the directors, executive officers and key employees share any familial relationship.

CORPORATE GOVERNANCE

Board of Directors

We believe that good corporate governance is important to ensure that Galectin Therapeutics is managed for the long-term benefit of our stockholders. Our Board of Directors is responsible for establishing our corporate policies and overseeing the management of the Company. Senior management, including our President and Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, are responsible for our day-to-day operations. The Board evaluates our corporate performance and approves, among other things, corporate strategies, objectives, operating plans, significant policies and major commitments of corporate resources. The Board also evaluates and elects our executive officers and determines their compensation.

Committees of the Board

Our Board has standing Audit, Compensation, and Nominating and Corporate Governance Committees. From time to time, the Board may also create various ad hoc committees for special purposes. The membership during the last fiscal year and the function of each of the Audit, Compensation, and Nominating and Corporate Governance Committees are described below. The board has determined that all of the members of each of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. The charters of each committee are available on the Company’s website at www.galectintherapeutics.com.

Compensation Committee

The Compensation Committee met two times in 2017. Dr. Gilbert S. Omenn (chair), Gilbert F. Amelio, Ph.D. and Marc Rubin were the members of the Compensation Committee in 2017 until December 14, 2017, after which Dr. Gilbert S. Omenn (chair), Gilbert F. Amelio, Ph.D. and Joel Lewis were the Compensation Committee. The Committee is responsible for reviewing and recommending compensation policies and programs, management and corporate goals, as well as salary and benefit levels for our executive officers and other significant employees. Its responsibilities include supervision and oversight of the administration of our incentive compensation and stock programs. As such, the Committee is responsible for administration of grants and awards to directors, officers, employees, consultants and advisors under the Galectin Therapeutics, Inc. Amended and Restated 2009 Incentive Compensation Plan (the “2009 Incentive Compensation Plan”), and the predecessor Galectin Therapeutics, Inc. 2001 Stock Incentive Plan and the 2003 Non-employee Director Stock Incentive Plan.

Audit Committee

The Audit Committee met four times in 2017. The members of this committee in 2017, until December 14, 2017, were Steven Prelack (chair), Arthur Greenberg and Kevin D. Freeman. Mr. Prelack and Mr. Greenberg left the board on December 14, 2017 when their terms ended at which time they were replaced by Joel Lewis and Stephen Shulman on the Audit Committee. The Audit Committee is responsible for oversight of the quality and integrity of the accounting, auditing and reporting practices of Galectin Therapeutics. More specifically, it assists the Board of Directors in fulfilling its oversight responsibilities relating to (i) the quality and integrity of our financial statements, reports and related information provided to stockholders, regulators and others, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of our independent registered public accounting firm, (iv) the internal control over financial reporting that management and the Board have established, and (v) the audit, accounting and financial reporting processes generally. The Committee is also responsible for review and approval of related-party transactions. The Board had determined that, prior to the expiration of his term, Mr. Prelack was an “audit committee financial expert” within the meaning of SEC rules and that Mr. Lewis is an “audit committee financial expert” within the meaning of SEC rules. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as it deems necessary to carry out its duties.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met two times in 2017. Gilbert F. Amelio, Ph.D. (chair), John Mauldin and Marc Rubin were the members of the Nominating and Corporate Governance Committee in 2017 until December 14, 2017. Mr. Mauldin left the board on December 14, 2017 when his term ended, after which Gilbert F. Amelio, Ph.D. (chair) and Kevin Freeman were the sole members of the Nominating and Corporate Governance Committee The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board, recommending to the Board, candidates for election or re-election as directors, and reviewing our governance policies in light of the corporate governance rules of the SEC. Under its charter, the Committee is required to establish and recommend criteria for service as a director, including matters relating to professional skills and experience, board composition, potential conflicts of interest and manner of consideration of individuals proposed by management or stockholders for nomination. The Committee believes candidates for the Board should have the ability to exercise objectivity and independence in making informed business decisions; extensive knowledge, experience and judgment; the highest integrity; loyalty to the interests of Galectin Therapeutics and its stockholders; a willingness to devote the extensive time necessary to fulfill a director’s duties; the ability to contribute to the diversity of perspectives present in board deliberations, and an appreciation of the role of the corporation in society. The Committee will consider candidates meeting these criteria who are suggested by directors, management, stockholders and other advisers hired to identify and evaluate qualified candidates. This committee also monitors the ethical behavior of our employees, officers and directors.

Investor Relations/Public Relations Committee

The Investor Relation/Public Relations Committee met three times in 2017. James C. Czirr, Theodore Zucconi and Arthur Greenberg were the members of the Investor Relations/Public Relations Committee in 2017 until December 14, 2017. Mr. Greenberg left the board on December 14, 2017 when his term ended and was replaced by Stephen Shulman on the Investor Relation/Public Relations Committee. The Investor Relations/Public Relations Committee is responsible for (a) assisting the Board with strategic direction and overall status of our investor relations and public relations programs and associated activities and (b) providing input and guidance regarding material investor relations and public relations issues.

Board Determination of Director Independence

Our Board has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based upon this review, our Board has determined that all of our presently serving directors other than Mr. Czirr and Dr. Zucconi are “independent directors” as defined by The NASDAQ Stock Market. The Board has also determined that Mr. Eldred, who has been nominated for election at the 2018 Annual Meeting, will be an “independent director” as defined by The NASDAQ Stock Market. Our Board also determined that Dr. Amelio and Mr. Freeman, who comprise our presently serving Nominating and Corporate Governance Committee, all satisfy the independence standards for such committee established by the SEC and the NASDAQ Marketplace Rules. With respect to our presently serving Audit Committee, our Board of directors has determined that Messrs. Freeman, Lewis and Shulman satisfy the independence standards for such committee established by Rule 10A-3 under the Exchange Act, the SEC and the NASDAQ Marketplace Rules, as applicable. Furthermore, the Nominating and Corporate Governance Committee, with concurrence by the Board, has determined that Mr. Lewis is an “audit committee financial expert” within the meaning of SEC rules. With respect to our presently serving Compensation Committee, our Board of directors has determined that Drs. Omenn, Amelio and Mr. Lewis satisfy the independence standards for such committee established by Rule 10C-1 under the Exchange Act, the SEC and the NASDAQ Marketplace Rules, as applicable.

In making such determinations, our Board considered the relationships that each such non-employee director or director nominee has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of our directors, our Board considered the association of each such non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining independence.

Code of Ethics

We have adopted a Code of Ethics that applies to all our directors, officers and employees. The Code of Ethics is publicly available on our website at www.galectintherapeutics.com. Amendments to the Code of Ethics and any grant of a waiver from a provision of the Code of Ethics requiring disclosure under applicable SEC rules will be disclosed on our website.

Policies with Respect to Transactions with Related Persons

The Nominating and Corporate Governance Committee and the Board have adopted a Code of Ethics, which is available at www.galectintherapeutics.com, that sets forth various policies and procedures intended to promote the ethical behavior of the Company’s employees, officers and directors. The Code of Ethics describes our policy on conflicts of interest.

The executive officers and the Board are also required to complete a questionnaire on an annual basis which requires them to disclose any related person transactions and potential conflicts of interest. The responses to these questionnaires are reviewed by outside corporate counsel, and, if a transaction is reported by an independent director or executive officer, the questionnaire is submitted to the Chairperson of the Audit Committee for review. If necessary, the Audit Committee will determine whether the relationship is material and will have any effect on the director’s independence. After making such determination, the Audit Committee will report its recommendation on whether the transaction should be approved or ratified by the entire Board.

Certain Relationships and Related Transactions

Except as set forth below, since the beginning of fiscal year 2017, we did not participate in any transactions in which any of the Company Nominees, Series B Directors or Series B Nominees, executive officers, any beneficial owner of more than 5% of our common stock, nor any of their immediate family members, had a direct or indirect material interest.

Our Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, conduct an appropriate review of, and be responsible for the oversight of, all related party transactions on an ongoing basis. Except as set forth below, there were no related party transactions during the fiscal year ended December 31, 2017.

On December 19, 2017, the Company entered into a $10 million Line of Credit arrangement with Richard E. Uihlein, a director and shareholder who has an approximate 7% ownership interest in the Company on a fully-diluted basis at December 31, 2017.    Borrowings may be made by the Company through December 31, 2018.    Borrowings bear interest at the Applicable Federal Rate for short term loans published by the Internal Revenue Service (1.51% on December 19, 2017).    All borrowings and interest are due on December 31, 2019 but may be prepaid without penalty.    In connection with the Line of Credit agreement, the Company issued to Mr. Uihlein warrants to purchase 1 million shares of the Company’s common stock for $5 per share. Half of the warrants vested on December 29, 2017, and the other half vest ratably with borrowings under the agreement.

Compensation Committee Interlocks and Insider Participation

None of our executive officers or directors serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Director Nomination Process

The Nominating and Corporate Governance, or Nominating Committee, is responsible for, among other things, selection of candidates for the annual slate of directors other than the Series B Nominees and the Series B Directors. The Nominating Committee does not select the Series B Directors, who are nominated and elected by the holder(s) of the Series B Preferred Stock. In addition, the holder(s) of the Series B Preferred Stock have the right to nominate three additional directors, however, the holder(s) of the Series B Preferred Stock have not exercised such right with respect to the 2018 Annual Meeting

When identifying and evaluating candidates, the Nominating Committee first determines whether there are any evolving needs of the Board that require an expert in a particular field. The Nominating Committee may retain a third-party search firm to assist it in locating qualified candidates that meet the needs of the Board at that time. The search firm would provide information on a number of candidates, which the Nominating Committee discusses. The Nominating Committee chair and some or all of the members of the Nominating Committee, and the Chief Executive Officer, will interview potential candidates that the Nominating Committee deems appropriate. If the Nominating Committee determines that a potential candidate meets the needs of the Board, has the qualifications, and meets the independence standards required by NASDAQ rules, it will recommend the nomination of the candidate to the Board. It is the Nominating Committee’s policy to consider director candidates recommended by stockholders, if such recommendations are properly submitted to the Company. Stockholders wishing to recommend persons for consideration by the Nominating Committee as nominees for election to the Board can do so by writing to the Corporate Secretary of Galectin Therapeutics Inc. at 4960 Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071. Recommendations must include the proposed nominee’s name, biographical data and qualifications, as well as a written statement from the proposed nominee consenting to be named and, if nominated and elected, to serve as a director. Recommendations must also follow the Company’s procedures for nomination of directors by stockholders (see the information under the subheadings “Nominating and Corporate Governance Committee” and “Criteria and Diversity”). The Nominating Committee will consider the candidate and the candidate’s qualifications in the same manner in which it evaluates nominees identified by the Nominating Committee. The Nominating Committee may contact the stockholder making the nomination to discuss the qualifications of the candidate and the stockholder’s reasons for making the nomination. The Nominating Committee may then interview the candidate if it deems the candidate to be appropriate. The Nominating Committee may use the services of a third-party search firm to provide additional information about the candidate prior to making a recommendation to the Board.

The Nominating Committee’s nomination process is designed to ensure that the Nominating Committee fulfills its responsibility to recommend candidates who are properly qualified to serve the Company for the benefit of all of its stockholders, consistent with the standards established by the Nominating Committee under our corporate governance principles. The Nominating Committee did not receive any director nominee recommendations from stockholders for the 2018 Annual Meeting.

Communication with the Board

The Board and management encourage communication from our stockholders. Stockholders who wish to communicate with our management should direct their communication to the Corporate Secretary of the Company, 4960 Peachtree Industrial Blvd., Suite 240, Norcross, GA 30071. Stockholders, or other interested parties, who wish to communicate with the non-management directors or any individual director should direct their communication c/o the Corporate Secretary at the address above. The Secretary will forward communications intended for the Board to the Chairman of the Nominating and Corporate Governance Committee of the Board, currently Mr. Amelio, or, if intended for an individual director, to that director. If multiple communications are received on a similar topic, the Secretary may, in his or her discretion, forward only representative correspondence. Any communications that are abusive, in bad taste or present safety or security concerns may be handled differently.

Board Leadership Structure

The Board believes that our Chairman is best situated to serve as Chairman of the Board because he is very familiar with our business and industry. Further, it allows the Chairman to focus on the management of the Board of Directors and the CEO to focus on the management of the Company and the research and clinical trials that it is undertaking. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the Company and industry. Our Chief Executive Officer brings company-specific experience and expertise and a scientific background. The Board believes that the separation of the roles of the Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

Executive Sessions

Pursuant to our corporate governance principles or as required by NASDAQ rules, non-management directors of the Board meet from time to time without the presence of management. The Chairman generally chairs these sessions.

Meeting Attendance

During 2017, there were 10 meetings of the Board. Each currently serving director attended at least 75% of the total meetings of the Board and committees of the Board of which the director was a member, during the time such person was a director. In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and Chief Executive Officer and others regarding matters of interest and concern to the Company.

We do not have a formal policy requiring members of the Board to attend the annual meeting, although all directors are strongly encouraged to attend. At the 2017 annual meeting of stockholders, all of the then current board members were present.

Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee of our Board is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee of our Board oversees management of financial risks. The Nominating and Corporate Governance Committee of our Board manages risks associated with the independence of the Board members and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

We believe that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on the Company. Our programs reflect sound risk management practices including:

•	Use of multiple compensation vehicles that provide a balance of long- and short-term incentives with fixed and variable components; and

•	Equity incentive awards that generally vest over several years, so while the potential compensation payable for equity incentive awards is tied directly to appreciation of our stock price, taking excessive risk for a short term gain is discouraged because it would not maximize the value of equity incentive awards over the long-term.

Criteria and Diversity

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees (other than the Series B Directors and the Series B Nominees), the Nominating and Corporate Governance Committee will apply the criteria set forth in governance guidelines. These criteria include the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Our guidelines specify that the value of diversity on the Board should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Report of the Audit Committee

The Audit Committee is responsible for providing independent, objective oversight of Galectin Therapeutics’ accounting functions and internal control over financial reporting. The Audit Committee has reviewed and discussed audited financial statements for Galectin Therapeutics with management. The Audit Committee also has discussed with Cherry Bekaert LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication With Audit Committees (as amended), which includes, among other items, matters related to the conduct of the annual audit of our Company’s financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter from Cherry Bekaert LLP, as required by applicable requirements of the Public Company Accounting Oversight Board, regarding the communications by Cherry Bekaert LLP with the Audit Committee concerning independence, and has discussed with Cherry Bekaert LLP its independence from Galectin Therapeutics.

Based upon the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements of Galectin Therapeutics for the 2017 fiscal year be included in the Annual Report filed on Form 10-K for the year ended December 31, 2017.

By the Audit Committee of the Board of Directors of Galectin Therapeutic Inc.

Joel Lewis, Chair

Kevin D. Freeman

Stephen Shulman

DIRECTOR COMPENSATION

The following table details the total compensation earned by our non-employee directors during the year ended December 31, 2017. See “Executive Compensation” for a description of compensation for Dr. Traber.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($) (3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(5)	Total ($)
Gilbert F. Amelio, Ph.D.	47,000	—	117,019	—	—	164,019
James C. Czirr	41,854	—	88,117	—	—	129,971
Kevin D. Freeman	42,645	—	88,117	—	—	130,762
Arthur R. Greenberg (1)	44,083	—	—	—	—	44,083
Joel Lewis	—	55,000	117,019	—	—	172,019
John Mauldin (1)	36,896	—	—	—	—	38,896
Gilbert S. Omenn, M.D., Ph.D.	45,000	—	117,019	—	—	162,019
Steven Prelack (1)	47,917	—	—	—	—	47,917
Marc Rubin, M.D.	78,146	—	145,217	—	—	223,363
Stephen Shulman	1,917	—	88,117	—	—	90,034
Richard Uihlein	—	35,000	88,117	—	—	123,117
Theodore Zucconi, Ph.D.	38,500	—	88,117	—	—	126,617

(1)	Mr. Greenberg, Mr. Mauldin and Mr. Prelack were not nominated for reelection to the board and their service ended on December 14, 2017.
(2)	Mr. Lewis, Mr. Shulman and Mr. Uihlein were elected to the board for the first time on December 14, 2017.
(3)	Mr. Lewis and Mr. Uihlein elected to receive restricted stock in lieu of cash retainer for their service through December 14, 2018. The restricted shares will vest in full on December 14, 2018.
(4)	Represents the grant date fair value of option awards based upon the Black Scholes valuation model made in 2017. Options were granted on December 14, 2017 and will vest in full on December 14, 2018. For a description of the assumptions used to determine these amounts, see Note 7 to the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
(5)	Excludes travel expense reimbursements.

Name	Number of Shares Subject to Option Awards Held as of December 31, 2017
Gilbert F. Amelio, Ph.D.	103,750
James C. Czirr	700,125
Kevin D. Freeman	94,839
Arthur R. Greenberg	56,439
Joel Lewis	62,250
John Mauldin	31,250
Gilbert S. Omenn, M.D., Ph.D.	103,750
Steven Prelack	41,500
Marc Rubin, M.D.	128,750
Stephen Shulman	46,875
Richard Uihlein	46,875
Theodore Zucconi, Ph.D.	78,125

TOTAL	1,494,528

For a more detailed description of the assumptions used for purposes of determining grant date fair value, see Note 7 to the Consolidated Financial Statements and “Management’s Discussion and Analysis of Financial

Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation” included in the Form 10-K for the 2017 fiscal year.

We also reimburse our directors for reasonable travel and other related expenses.

Pursuant to the Company’s cash compensation program for directors, which was implemented in March 2015, non-employee directors of the Company will receive an annual cash retainer of $35,000. Each Nominating and Corporate Governance Committee member will receive an additional cash retainer of $3,500; each Compensation Committee member will receive an additional cash retainer of $5,000; and each Audit Committee member will receive an additional cash retainer of $7,500. In addition to the annual fee and committee membership retainers, the Nominating and Corporate Governance Committee Chairman will receive an annual cash retainer of $7,000; the Compensation Committee Chairman will receive an annual cash retainer of $10,000; and the Audit Committee Chairman will receive an annual cash retainer of $15,000. The Board Chairman will receive an additional annual cash retainer of $35,000. Additionally, in December 2016, the Board approved cash retainers of $3,500 to be paid to each member of the Board’s investor relation/public relations committee and an additional cash retainer of $3,500 to be paid to the investor relations/public relations committee chair, in each case beginning in 2017.

On December 14, 2017, stock option grants were made to non-employee directors which vest 100% on December 14, 2018. The Chairman was granted 71,250 stock options, the chairs of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee were each granted 62,250 stock options and remaining non-employee directors were each granted 46,875 stock options.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2017 about the securities issued, or authorized for future issuance, under our equity compensation plans, consisting of our 2001 Stock Incentive Plan, our 2003 Non-Employee Director Stock Incentive Plan, and our 2009 Incentive Compensation Plan.

Plan Category	Number of Securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,738,594	$3.02	464,134
Equity compensation plans not approved by security holders (1)	1,416,669	$7.02	—

Total	5,155,263	$4.11	464,134

(1)	Represents grants by our Board for stock options granted to employees and consultants that are outside of the stockholder approved compensation plans. The shares underlying these grants are not registered upon exercise and have six month holding restrictions under Rule 144 of the SEC.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee is responsible for creating and reviewing the compensation of the Company’s executive officers, as well as overseeing the Company’s compensation and benefit plans and policies and administering the Company’s equity incentive plans. The following Compensation Discussion and Analysis

(“CD&A”) describes our 2017 executive compensation program and explains the Company’s compensation philosophy, policies, and practices, focusing primarily on the compensation of our named executive officers, or NEOs. This CD&A is intended to be read in conjunction with the tables that follow, which provide detailed historical compensation information for our following NEOs:

Name	Title
Peter G. Traber, M.D.	Chief Executive Officer, President and Chief Medical Officer
Harold H. Shlevin, Ph.D.	Chief Operating Officer
Jack W. Callicutt	Chief Financial Officer

Compensation Philosophy

The Company believes in providing a competitive total compensation package to its executives through a combination of base salary, annual performance bonuses, and long-term equity awards. The executive compensation program is designed to achieve the following objectives:

•	provide competitive compensation that will help attract, retain and reward qualified executives;

•	align executives’ interests with our success by making a portion of the executive’s compensation dependent upon corporate performance; and

•	align executives’ interests with the interests of stockholders by including long-term equity incentives.

The Compensation Committee believes that the Company’s executive compensation program should include annual and long-term components, including cash and equity-based compensation, and should reward consistent performance that meets or exceeds expectations. The Compensation Committee evaluates both performance and compensation to make sure that the compensation provided to executives remains competitive relative to compensation paid by companies of similar size and stage of development operating in the life sciences industry and taking into account the Company’s relative performance and its own strategic objectives.

Executive Compensation Review and Design

The Company has historically conducted a review of the aggregate level of its executive compensation, as well as the mix of elements used to compensate its NEOs. The Company has based this review primarily on the experience of the members of the Compensation Committee and our Board, many of whom sit on the boards of directors of, or have previously advised, numerous companies, including companies in the life sciences industry.

At our 2016 annual meeting of stockholders approximately 91% of our outstanding common stock voting on the matter voted in favor of the compensation of our NEOs, as disclosed in the proxy materials for the 2016 annual meeting. At our 2013 annual meeting, the holders of approximately 62% of our outstanding common stock voting on the matter voted in favor of holding the stockholder advisory vote every three years. As a result of such vote, our Board decided to hold the “Say-on-Pay” advisory vote every three years. Accordingly, the Company’s next “Say-on-Pay” advisory vote on the compensation of our NEOs will be held at our 2019 annual meeting of stockholders.

In 2014 and 2015, the Compensation Committee undertook a review of our compensation policies and practices and retained the compensation consulting firm of Barney & Barney LLC to provide compensation information and analysis with respect to the life science and healthcare industry and with respect to our peer companies within the industry. Barney & Barney LLC reviewed information from industry and other sources, surveys and databases, including publicly-available compensation information of other companies with which we compete, to gauge the competitiveness of our compensation programs. Barney & Barney LLC then reported its findings to the Compensation Committee, with recommendations to bring the Company’s executive compensation closer to the 50th percentile of the total compensation of our competitor companies. These findings continued to inform the Compensation Committee’s decisions on compensation in 2017.

The Compensation Committee plans to use a compensation consultant in the future and to take into account publicly-available data relating to the compensation practices and policies of other companies within and outside our industry. For 2017 and future years, the Compensation Committee intends to benchmark its executive compensation program to target the 50th percentile of the total compensation programs of our competitor companies.

Elements of Executive Compensation

The compensation program for the Company’s NEOs consists principally of three components:

•	base salary;

•	annual performance bonuses; and

•	long-term compensation in the form of equity-based awards.

Base Salary

Base salary is the only fixed-pay component in our executive compensation program. Base salaries for the NEOs are initially established through arm’s-length negotiation at the time the NEO is hired, taking into account such NEO’s qualifications, experience, prior salary, the scope of his or her responsibilities, and known competitive market compensation paid by other companies for similar positions within the industry. Base salaries are reviewed annually and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience. In making decisions regarding salary increases, the Company may also draw upon the experience of members of the Compensation Committee and the Board of Directors, many of whom sit on the boards of directors of, or have previously advised, numerous companies, including companies in the life sciences industry. The Compensation Committee has not previously applied specific formulas to determine increases. This strategy is consistent with the Company’s intent of offering base salaries that are cost-effective while remaining competitive.

In February 2017, the Compensation Committee reviewed the base salaries of our NEOs, taking into account the considerations described above. As expressed in the following table, the Compensation Committee made no adjustments to the base salaries for Messrs. Traber, Shlevin and Callicutt:

Name	2016 Base Salary	2017 Base Salary
Peter G. Traber, M.D.	$512,500	$512,500
Harold H. Shlevin, Ph.D.	$260,000	$260,000
Jack W. Callicutt	$260,000	$260,000

For 2018, the Compensation Committee again made no adjustments to the base salaries of our NEO’s.

Annual Performance Bonuses

In addition to the payment of base salaries, the Company believes that annual performance bonuses can play an important role in providing appropriate incentives to its NEOs to achieve the Company’s strategic objectives.

Employee Short-Term and Long-Term Incentive Program

In 2013, upon recommendation by the Compensation Committee and approval by our Board, the Employee Short-Term and Long-Term Incentive Program (the “Program”) was adopted for executives and employees of the Company. The Program is a performance-based program and was adopted in recognition of the importance of aligning executive and employee interests with that of our stockholders. Our Program is designed to reward the efforts of our executives and employees and to be competitive in attracting and retaining them. There are two elements of the Program: (1) a short-term incentive in the form of cash bonuses and (2) a long-term incentive in the form of stock option grants. The cash bonus incentive is targeted to be up to 20% to 50% of the NEO’s base salary as of the end of the applicable year. Half of each NEO’s annual performance bonus is based upon achievement of the Company’s documented performance objectives for the year and the other half is based upon achievement of individual performance objectives set for the year. The Chief Executive Officer may offer input to the Compensation Committee as to whether certain Company performance and individual performance objectives (other than the Chief Executive Officer’s) have been achieved. The Compensation Committee also has the discretion to adjust (upward or downward) individual annual performance bonuses by up to 25%.

For 2017, the Compensation Committee set six Company performance objectives under the Program for annual performance bonuses to be payable:

(1)	Establish human proof of concept for GR-MD-02 treatment of non-alcoholic steatohepatitis with advanced fibrosis and/or cirrhosis.

(2)	Establish human proof of concept for use of galectin inhibitors in combination with immunotherapy for cancer and moderate to severe advanced plaque psoriasis.

(3)	Establish sustainable program for GR-MD-02 manufacturing and controls.

(4)	Establish appropriate quality assurance and quality control oversight and strengthen regulatory support.

(5)	Strengthen and expand pipeline and indications for galectin blocking drugs.

(6)	Strengthen business practices, financial resources, investor communication and strategic partnerships.

*For more information about GR-MD-02 and our drug development program, please see Item 1 of our Annual Report on Form 10-K for the fiscal year ending December 31, 2017.

The 2017 individual performance objectives for each NEO were:

Name	Individual Performance Goals
Peter G. Traber, M.D.	• multiple individual objectives intended to measure contributions toward successful achievement of each Company performance objective.

Harold H. Shlevin, Ph.D.	• multiple individual objectives intended to measure contributions toward successful achievement of each Company performance objective.

Jack W. Callicutt	• maintaining appropriate financial, reporting and risk management reporting and controls; and support financing and investor relations activities.

The following table represents each NEO’s annual performance bonus target opportunity for 2017 (based on base salary as of the end of 2016):

Name	Target%	Maximum%
Peter G. Traber, M.D.	50%	75%
Harold H. Shlevin, Ph.D.	30%	55%
Jack W. Callicutt	30%	55%

For the 2017 performance year, the Compensation Committee awarded the NEOs the following annual performance bonuses paid in January 2018 based on its determination that all Company performance objectives and individual performance objectives were achieved or exceeded.

Name	Annual Performance Bonus Amount	Awarded Amount As % of Base Salary
Peter G. Traber, M.D.	$299,492	58.4%
Harold H. Shlevin, Ph.D.	$91,163	35.1%
Jack W. Callicutt	$91,163	35.1%

Long-Term Incentive Compensation

The Company believes that by providing its NEOs the opportunity to increase their ownership of Company stock, the interests of its NEOs will be more closely-aligned with the best interests of the Company’s stockholders and it will encourage long-term performance. The stock awards enable the NEOs to participate in the appreciation in the value of the Company’s stock, while personally participating in the risks of business setbacks.

Under the long-term incentive portion of the Program, the NEOs are granted options based upon achievement of the Company performance and individual performance objectives and rank in the Company. All option grants under the Program have been made under the 2009 Incentive Compensation Plan.

There were no grants to NEO’s in 2017; however, on January 15, 2018, the NEOs were awarded the options noted below based on 2017 performance. Of the options, 25% vest immediately upon grant, 25% vest on June 30, 2018 and 50% vest on December 31, 2018. The exercise price of the options is set at the closing price of our stock as of the grant date.

Name	Grant Date	Number of Securities Underlying Options	Exercise Price
Peter G. Traber, M.D.	1/5/2018	125,000	$5.87
Harold H. Shlevin, Ph.D.	1/5/2018	90,000	$5.87
Jack W. Callicutt	1/5/2018	90,000	$5.87

Material Terms of Employment Contracts of Named Executive Officers

Set forth below are descriptions of the principal terms of the employment agreements for each of our NEOs. Each employment agreement provides for post-termination restrictive covenants and payments due upon termination of employment or change in control of the Company, which is provided in further detail under the section entitled “Potential Payments Upon Termination or Change in Control.”

Peter G. Traber, M.D., Chief Executive Officer and President

On May 26, 2011, we entered into an employment agreement with Dr. Traber. As contemplated by the agreement, on May 26, 2011, our Board of Directors granted Dr. Traber 125,000 fully-vested options exercisable for 10 years at $7.50 per share. In addition, the agreement (i) accelerated the vesting 100,000 warrants that we granted to Dr. Traber in consideration for his service to the Company as Chief Medical Officer on a consultant basis prior his becoming an executive officer, (ii) amended our prior grant of 833,334 options to include a cashless exercise provision, and (iii) limited the number of vested options under Dr. Traber’s prior grants to a maximum of 833,334 at any one time. The agreement requires us to register the offer and sale of the shares underlying such options and warrants. Dr. Traber also agreed not to sell any securities of the Company until after his obligation to report transactions in our securities has expired.

On May 6, 2016, the Company amended and restated Dr. Traber’s employment agreement, extending Dr. Traber’s employment for an additional term of three-years. Upon expiration of that term, the employment agreement provides that Dr. Traber’s employment with the Company will continue indefinitely for additional one-year terms unless either party provides at least three months’ notice that the employment will not continue beyond the end of the then current term. The restated employment agreement provides for an initial annual salary in the amount of $512,500 effective as of May 6, 2016, which may be adjusted by the Board in subsequent years based on annual industry surveys of executive compensation in comparable companies. In addition to his salary, Dr. Traber is entitled to (i) an annual performance bonus (which, upon achieving target performance, would equal 50% of his base salary for the applicable year), (ii) an annual equity or equity-based grant in a form and amount determined by the Board, (iii) participate in incentive, retirement, profit-sharing, life, medical, disability and other plans generally available to senior executives of the Company, (iv) up to four weeks vacation, (v) $2,000,000 life insurance coverage and long-term disability insurance at the Company’s expense, and (vi) coverage under certain liability insurance policies maintained by the Company.

If his employment is terminated (i) by the Company without Cause (as defined in the Employment Agreement), or (ii) by Dr. Traber for Good Reason (as defined in the Employment Agreement), the Employment Agreement provides that, subject to his execution of a release of claims against the Company, Dr. Traber will receive (A) severance benefits equal to one year of his then current base salary (paid over time, but subject to Dr. Traber’s ability to request a lump-sum payment if such election does not otherwise violate Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), (B) any bonus for the year prior to termination to the extent not otherwise paid prior to such termination, (C) a prorated bonus for the year of termination, (D) COBRA coverage at a reduced premium (or a cash payment in lieu of such reduced-cost coverage) for the two-year period following termination, (E) immediate vesting of all unvested options held by Dr. Traber at the time of his termination, and (F) an extension of the post-termination exercise period of all of his options until the date such options would have otherwise expired if he remained employed by the Company. Further, the restated employment agreement provides that, in the event Dr. Traber becomes eligible to receive compensation that would be subject to an excise tax pursuant to Code Section 4999, then, to the extent it would leave Dr. Traber in a better net after-tax position, such payments will be reduced to the extent necessary to avoid said excise tax.

Harold H. Shlevin, Ph.D., Chief Operating Officer

We entered into an amended and restated employment agreement with Dr. Shlevin on December 11, 2014. The agreement provides for an initial term from December 11, 2014 through December 31, 2015, and automatically renews for additional one-year periods, unless otherwise terminated by either party. In accordance with the terms of the agreement, Dr. Shlevin will receive a base salary of $230,000 per year beginning in 2015 and will receive an annual performance bonus based on attainment of one or more pre-established individual and/or Company performance goals established by the Compensation Committee. Effective March 31, 2015, Dr. Shlevin’s annual base salary was increased to $250,000 and was increased again to $260,000 in February 2016. Dr. Shlevin’s target performance bonus opportunity in a given year may not be less than 30% of his base salary in such year.

Jack W. Callicutt, Chief Financial Officer

We entered into an employment agreement with Mr. Callicutt dated July 1, 2013 (the “Callicutt Employment Agreement”), in conjunction with Mr. Callicutt’s appointment as our Chief Financial Officer. Pursuant to the terms of the Callicutt Employment Agreement, Mr. Callicutt received an initial base salary of $175,000 and is eligible to receive a performance bonus equal to 20% of his base salary. Effective March 31, 2015, Mr. Callicutt’s annual base salary was increased to $240,000, and his annual base salary was increased again to $260,000 in February 2016. He also received a signing bonus of $10,000. In addition to his cash compensation, the Company awarded Mr. Callicutt a grant of options to purchase 200,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on July 1, 2013, with 25,000 shares vesting on December 31, 2013, 50,000 shares vesting on December 31, 2014, 50,000 shares vesting on December 31, 2015 and 75,000 shares vesting on December 31, 2016. The options were granted pursuant to the 2009 Incentive Compensation Plan and expire ten years after the date of grant.

On August 11, 2017, we entered into an amendment to the Callicutt Employment Agreement with Mr. Callicutt (the “Amendment”). The Amendment was entered into to correct an error in the severance provision of the Callicutt Employment Agreement. Pursuant to the Amendment, if Mr. Callicutt’s employment with the Company is terminated by the Company “without cause,” or by Mr. Callicutt for “good reason,” (as such terms are defined in his agreement) he shall receive severance equal to: 3 months’ base salary if such termination occurred within 12 months of July 1, 2013 (the “Commencement Date”); 6 months’ base salary if such termination occurred between 12 and 18 months after the Commencement Date; or 9 months’ base salary if such termination occurs after the date that is 18 months after the Commencement Date, plus, in each case, a portion of the performance bonus for the then-current year based on the number of days elapsed in the year. Prior to the Amendment, the Callicutt Employment Agreement did not provide for any severance if Mr. Callicutt’s employment with the Company was terminated by the Company “without cause,” or by Mr. Callicutt for “good reason” after the date that was 24 months after the Commencement Date.

Employee Benefits & Perquisites

From time to time, the Company has provided the NEOs with employee benefits and perquisites that our Board believes are reasonable. Our NEOs are eligible to participate in the same broad-based employee benefit plans that are offered to our other employees, such as health insurance, disability insurance, life insurance and a 401(k) plan. These benefits are provided as part of the basic conditions of employment for all of our employees, and therefore providing them to our NEOs does not represent a significant incremental cost to us. The Company does not view employee benefits and perquisites as a significant element of its comprehensive compensation structure, but does believe they can be useful in attracting, motivating, and retaining the executive talent for which the Company competes. The Company believes that these additional benefits may assist the NEOs in performing their duties and provide time efficiencies for the NEOs in appropriate circumstances, and the Company may consider providing additional employee benefits and perquisites in the future. All future practices regarding employee benefits and perquisites will be approved and subject to periodic review by the Compensation Committee.

COMPENSATION COMMITTEE REPORT

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933, as amended, or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Gilbert S. Omenn, M.D., Ph.D., Chairman

Gilbert F. Amelio, Ph.D.

Joel Lewis

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation paid to our NEOs for the fiscal years ended December 31, 2017, 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Peter G. Traber, M.D.	2017	512,500	299,492	—	65,397	(3)	877,389
Chief Executive Officer & President	2016	512,500	160,877	288,136	60,567	(4)	1,022,080
	2015	500,000	210,000	373,018	54,976	(5)	1,137,994

Harold H. Shlevin, Ph.D.,	2017	260,000	91,163	—	53,992	(6)	405,155
Chief Operating Officer	2016	260,000	50,920	140,587	48,118	(7)	499,625
	2015	250,000	66,000	105,781	40,362	(8)	462,143

Jack W. Callicutt,	2017	260,000	91,163	—	54,848	(9)	406,011
Chief Financial Officer	2016	260,000	54,172	140,587	49,097	(10)	503,856
	2015	240,000	69,120	72,377	44,419	(11)	425,916

(1)	Bonuses for 2017 were paid in January 2018. Bonuses for 2016 were paid in February 2017. Bonuses for 2015 were paid in January 2016.
(2)	Represents the aggregate grant date fair value of option awards made during 2017, 2016 and 2015 computed in accordance with the Stock Compensation Topic of the FASB ASC, as modified of supplemented. Fair value was calculated using the Black-Scholes options pricing model. For a description of the assumptions used to determine these amounts, see Note 7 of the Notes to the Consolidated Financial Statements in our Annual Reports on Form 10-K (or Form 10-K/A, as applicable) for the fiscal years ended December 31, 2017, 2016 and 2015.
(3)	Includes $54,597 for health and other insurance and $10,800 for 401(k) plan contributions.
(4)	Includes $49,967 for health and other insurance and $10,600 for 401(k) plan contributions.
(5)	Includes $45,927 for health and other insurance and $8,065 for 401(k) plan contributions.
(6)	Includes $39,994 for health and other insurance and $8,124 for 401(k) plan contributions.
(7)	Includes $39,994 for health and other insurance and $8,124 for 401(k) plan contributions.
(8)	Includes $32,297 for health and other insurance and $8,065 for 401(k) plan contributions.
(9)	Includes $46,765 for health and other insurance and $8,083 for 401(k) plan contributions.
(10)	Includes $40,972 for health and other insurance and $8,125 for 401(k) plan contributions.
(11)	Includes $35,002 for health and other insurance and $9,417 for 401(k) plan contributions.

GRANTS OF PLAN-BASED AWARDS IN 2017

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Peter G. Traber, M.D.	—
Harold H. Shlevin, Ph.D.	—
Jack W. Callicutt	—

There were no grants of plan-based awards to NEO’s made in 2017.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017

The following table sets forth information regarding all outstanding equity awards held by the NEOs at December 31, 2017. The exercise price of the options is set at the closing price of our stock at the date prior to or as of the date of grant. Outstanding options have been approved by our Compensation Committee and our Board.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Peter G. Traber, M.D.	833,335	(1)	—			6.96	03/07/2021	—	—	—	—
	83,334	(2)	—			7.56	05/26/2021
	420,000	(3)	—			2.08	05/23/2022
	134,000	(4)	—			13.38	01/21/2024
	131,209	(5)	2,791	(5)		3.45	01/29/2025
	97,711	(8)	36,289	(8)		1.37	01/20/2026
	220,000	(9)	—			0.87	12/03/2026

Harold H. Shlevin, Ph.D.	150,000 38,000 37,209 27,711 150,000	(6) (4) (5) (8) (9)	— — 791 10,289 —	(5) (8)		2.32 13.38 3.45 1.37 0.87	08/27/2022 01/21/2024 01/29/2025 01/20/2026 12/03/2026	—	—	—	—

Jack W. Callicutt	200,000	(7)	—			4.41	07/01/2023	—	—	—	—
	26,000	(4)	—			13.38	01/21/2024
	25,459	(5)	541	(5)		3.45	01/29/2025
	27,711	(8)	10,289	(8)		1.37	01/20/2026
	37,500	(9)	—			0.87	12/03/2026

(1)	125,000 options vested on March 7, 2011, the grant date, 104,667 options vested on each of the first and second anniversaries of the grant date, 83,333 options vested on each of the third and fourth anniversaries of the grant date and 166,667 options vested on the fifth anniversary of the grant date. The remaining 166,667 options vested upon the achievement of certain milestones. With respect to options that vest on anniversaries, exercise rights are accelerated upon achievement of certain milestones.
(2)	100% of these options vested on May 26, 2011, the grant date.
(3)	120,000 options vested on May 23, 2012, the grant date, 100,000 vested on each of the first, second and third anniversaries of the grant date.
(4)	25% of the options vested on January 21, 2014, the grant date with the remainder vested ratably on a monthly basis over a three year period.
(5)	25% of the options vested on January 29, 2015, the grant date, with the remainder vesting ratably on a monthly basis over a three year period.
(6)	50,000 options vested on August 27, 2012, the grant date, 50,000 options vested on December 31, 2012, 75,000 vested on December 31, 2013 and 75,000 options vested on December 31, 2014. 100,000 options were exercised in 2013.
(7)	These options were granted on July 1, 2013. 25,000 options vested on December 31, 2013, 50,000 options vested on December 31, 2014, 50,000 vested on December 31, 2015 and 75,000 options vested on December 31, 2016.

(8)	25% of the options vested on January 20, 2016, the grant date, with the remainder vesting ratably on a monthly basis over a three year period.
(9)	25% of the options vested on December 3, 2016, the grant date, 25% vested on July 1, 2017, and 50% vested on December 31, 2017.

Option Exercises in 2017

There were no exercises of stock options by the NEOs during the 2017 fiscal year.

Pension Benefits

None of our NEOs are covered by a pension plan or similar benefit plan that provides for payment or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our NEOs are covered by a deferred contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change in Control

This section describes the limited benefits that would be provided to our NEOs under our executive compensation plans upon a change of control of the Company or following termination of employment (provided, in some cases further described below, the termination must be a “separation from service” as defined in Code Section 409A). We also provide a table below showing the potential benefits payable to each of our NEOs upon a change of control of the Company or following termination of employment as of December 31, 2017.

2001 Stock Incentive Plan

Under our 2001 Stock Incentive Plan, upon a change of control, the Compensation Committee has discretion to provide for the acceleration of options held by an executive, which acceleration may be conditioned on the subsequent termination of the executive’s employment with the Company. Options remain exercisable for one year following termination due to the executive’s death or disability or retirement, or for three months after termination for any other reason other than for cause.

Under the 2001 Stock Incentive Plan, change of control is defined as a change in ownership or control of the Company effected through either:

(1)	the acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend such stockholders to accept; or

(2)	during any period of 36 consecutive months or less, there is a change in the composition of the Board of Directors such that a majority of the directors ceases, by reason of one or more proxy contests for the election of directors, to be composed of individuals who either have been directors continuously since the beginning of such period, or have been elected or nominated for election as directors during such period by at least a majority of the continuously serving directors who were still in office at the time such election or nomination.

2009 Incentive Compensation Plan

Under our 2009 Incentive Compensation Plan, the options we have granted will become immediately vested and exercisable upon a change of control. Upon termination of employment for cause, all outstanding options immediately terminate. Options remain exercisable for one year following termination due to the executive’s death or disability or retirement, or for twelve months after termination for any other reason other than for cause.

Under the 2009 Incentive Compensation Plan, change of control is defined as:

(1)	the acquisition of beneficial ownership of 50% or more of either the value of then outstanding equity securities of the Company or the combined voting power of our securities, except for any acquisition directly from us, any acquisition by us or any person that owns a controlling interest in the Company, or any acquisition by any of our employee benefit plans;

(2)	during any period of three (3) consecutive years, a majority of the Board is no longer comprised of individuals who, as of the beginning of that period, constituted our Board and individuals whose nomination for election was approved by the Board;

(3)	a reorganization, merger, statutory share exchange or consolidation or similar transaction, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company, in each case unless (i) substantially all of the owners, respectively, of our outstanding shares of common stock or the combined voting power of our securities immediately before the transaction beneficially own more than 50% of, respectively, the common stock and the combined voting power of the securities of the resulting corporation, in substantially the same proportions as their ownership immediately prior to the transaction, (ii) no person owns 50% of, respectively, the common stock and the combined voting power of the securities of the resulting corporation, unless such ownership existed prior to the transaction and (iii) at least a majority of the members of the board of directors of the resulting entity were members of the Board of Directors of the Company at the time of the execution of the initial agreement or of the action of the Board providing for such transaction ; or

(4)	approval by the stockholders of a complete liquidation or dissolution of the Company.

“Disability” is defined as a permanent and total disability (within the meaning of Code Section 22(e)), as determined by a medical doctor satisfactory to the Compensation Committee.

“Cause” means the failure by the executive to perform, in a reasonable manner, his or her duties as assigned by the Company, (ii) any violation or breach by the executive of his or her employment, consulting or other similar agreement with the Company, if any, (iii) any violation or breach by the executive of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company, (iv) any act by the executive of dishonesty or bad faith with respect to the Company, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the executive’s work performance, or (vi) the commission by the executive of any act, misdemeanor, or crime reflecting unfavorably upon the executive or the Company.

Employment Agreements with our Named Executive Officers

Peter G. Traber, MD

On May 6, 2016, the Company entered into an amended and restated employment agreement with Dr. Traber. Under his restated employment agreement, if his employment is terminated (i) by the Company without Cause (as defined in the Employment Agreement), or (ii) by Dr. Traber for Good Reason (as defined in the Employment Agreement), subject to his execution of a release of claims against the Company, Dr. Traber will receive (A) severance benefits equal to one year of his then current base salary (paid over time, but subject to Dr. Traber’s ability to request a lump-sum payment if such election does not otherwise violate Section 409A of the Internal Revenue Code of 1986, as amend (the “Code”)), (B) any bonus for the year prior to termination to the extent not otherwise paid prior to such termination, (C) a prorated bonus for the year of termination, (D) COBRA coverage at a reduced premium (or a cash payment in lieu of such reduced-cost coverage) for the two-year period following termination, (E) immediate vesting of all unvested options held by Dr. Traber at the time of his termination, and (F) an extension of the post-termination exercise period of all of his options until the date such options would have otherwise expired if he remained employed by the Company.

The restated employment agreement provides that during its term Dr. Traber will not engage in any business competitive with the Company, whether as employee, consultant, agent, principal, officer, director, shareholder or otherwise. Following employment, the restated employment agreement provides that Dr. Traber will not (i) accept business from the Company’s customers or accounts relating to “competing products” or services of the Company for a period of 12 months, or (ii) render services to any “competing organization” (as such quoted terms are defined in the Employment Agreement) for a period of six months. The restated employment agreement also contains provisions binding Dr. Traber with respect to (A) protection of the Company’s confidential information; (B) requirements to disclose and assign inventions or other intellectual property to the Company; (C) non-solicitation of the Company’s executives, or persons with whom the Company has a business relationship such as investors, suppliers and customers; and (D) advance review and approval of all writings he proposes to publish.

Harold H. Shlevin , PhD

Dr. Shlevin’s employment agreement provides that he shall receive severance equal to nine months of his then base salary paid in a lump sum, medical coverage for the remaining portion of the term of his agreement and a lump sum payment of a portion of the performance bonus for the then-current year based on the number of days elapsed in the year if his employment is terminated (i) by the Company “without cause,” (ii) by Dr. Shlevin for “good reason,” or (iii) following a “change of control” (as defined in his agreement). If his employment is terminated “for cause”, subject to “cure rights” in certain instances, he is not entitled to severance. If the agreement is terminated within 12 months after a change of control by the Company “without cause,” or by Dr. Shlevin for “good reason,” Dr. Shlevin is entitled to receive severance equal to 24 months’ salary paid in a lump sum, medical coverage for the remaining portion of the term of his agreement and immediate vesting of all unvested options.

The agreement provides that during its term Dr. Shlevin shall not engage in any business competitive with the Company. Following termination of employment, Dr. Shlevin shall not, for 18 months (i) solicit customers or employees of the Company or (ii) render services to any “competing business” (as defined in the agreement). The agreement also contains provisions binding on Dr. Shlevin with respect to protection of our confidential information.

Jack W. Callicutt

Mr. Callicutt’s employment agreement, as amended, provides that, if his employment is terminated by the Company “without cause,” or by Mr. Callicutt for “good reason,” (as such terms are defined in his agreement) he shall receive severance equal to: 3 months’ base salary if such termination occurred within 12 months of July 1, 2013 (the “Commencement Date”); 6 months’ base salary if such termination occurred between 12 and 18 months after the Commencement Date; 9 months’ base salary if such termination occurs after 18 months after the Commencement Date, plus, in each case, a portion of the performance bonus for the then-current year based on the number of days elapsed in the year. If his employment is terminated “for cause”, subject to “cure rights” in certain instances, he is not entitled to severance. If the agreement is terminated within 12 months after a change of control by the Company “without cause,” or by Mr. Callicutt for “good reason,” Mr. Callicutt shall receive severance equal to 12 months’ base salary, a portion of the performance bonus for the then-current year based on the number of days elapsed in the year and immediate vesting of all unvested options.

The agreement provides that during its term Mr. Callicutt shall not engage in any business competitive with the Company. Following termination of employment, Mr. Callicutt shall not, for 18 months (i) solicit customers or employees of the Company or (ii) render services to any “competing business” (as defined in the agreement). The agreement also contains provisions binding on Mr. Callicutt with respect to protection of our confidential information.

The following table sets forth the potential benefits payable to our NEOs pursuant to the arrangements described above, assuming termination of employment or a change of control had occurred on December 31, 2017.

Benefit/Plan/Program	Peter G. Traber, M.D.	Harold H. Shlevin, Ph.D.	Jack W. Callicutt
Options (1)	$71,489	$20,269	$20,269
Employment Agreement Change of Control Severance (2)	$811,992	$351,163	$351,163
Employment Agreement Termination Severance (3)	$811,992	$351,163	$351,163
Total value upon a change of control (4)	$883,481	$371,432	$371,432
Total value upon termination of employment due to death or disability (5)	$0	$0	$0

(1)	Amounts represent the potential value of unvested stock options held by the NEOs under the 2009 Incentive Compensation Plan that would have vested upon a change of control or upon termination of employment by reason of death or disability on December 31, 2017, based on a price of $3.34 per share, the closing price of our common stock on December 31, 2017.
(2)	Represents the amount of the severance and bonus payments that would have been payable to each participant upon a change of control on December 31, 2017.
(3)	Represents the amount of the severance and bonus payments that would have been payable to each participant upon a termination of employment by the Company without “cause” or by the executive for “good reason”.
(4)	Reflects the sum of (1) the value of accelerated vesting of options; (2) the value of shares of common stock received upon partial vesting of unvested performance shares; and (3) severance and bonus payments that would have been payable to each participant upon a change of control, in each case as of December 31, 2017.
(5)	Reflects the amounts payable under the executive’s employment agreement as a result of termination of employment due to death or disability as of December 31, 2017.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Cherry Bekaert LLP as our independent auditors for the fiscal year ending December 31, 2018. We expect that a representative from Cherry Bekaert LLP will be present at the 2018 Annual Meeting, and accordingly, the representative will be given the opportunity to make a statement and respond to any questions.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CHERRY BEKAERT LLP, AS GALECTIN THERAPEUTICS’ INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

FEES PAID TO CHERRY BEKAERT LLP

	Fiscal Year 2017	Fiscal Year 2016
Audit Fees (1)	$123,000	$119,000
Audit-Related Fees (2)	3,550	16,000
Tax Fees	15,080	22,000
All Other Fees	—	—

Total Fees	$141,630	$157,000

(1)	Audit Fees. These are fees for professional services for the audit of our annual financial statements dated December 31, 2017 and 2016 included in our Annual Reports on Form 10-K for fiscal years then ended, and review of financial statements included in our Quarterly Reports on Form 10-Q for each fiscal quarter during the 2017 and 2016 fiscal years.
(2)	Audit-Related Fees. These are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including financial disclosures made in our equity finance documentation and registration statements filed with the SEC that incorporate financial statements and the auditors’ report thereon and reviewed with our Audit Committee on financial accounting/reporting standards.

The Audit Committee has considered whether the provision of non-core audit services to Galectin Therapeutics by Cherry Bekaert LLP is compatible with maintaining independence.

Pre-Approval Policy and Procedures

The Audit Committee of our Board of Directors has adopted policies and procedures which set forth the manner in which the Committee will review and approve all services to be provided by the independent auditor before the auditor is retained to provide such services. The policy requires Audit Committee pre-approval of the terms and fees of the annual audit services engagement, as well as any changes in terms and fees resulting from changes in audit scope or other items. The Audit Committee also pre-approves, on an annual basis, other audit services, and audit-related and tax services set forth in the policy, subject to estimated fee levels, on a project basis and aggregate annual basis, which have been pre-approved by the Committee.

All other services performed by the auditor that are not prohibited non-audit services under SEC or other regulatory authority rules must be separately pre-approved by the Audit Committee. Amounts in excess of pre-approved limits for audit services, audit-related services and tax services require separate pre-approval of the Audit Committee.

Our Chief Financial Officer reports quarterly to the Audit Committee on the status of pre-approved services, including projected fees. All of the services reflected in the above table were approved by the Audit Committee.

PROPOSAL NO. 3

TO ADOPT AND APPROVE AN AMENDMENT TO OUR

RESTATED ARTICLES OF INCORPORATION INCREASING THE NUMBER OF COMMON VOTING

SHARES FROM 50,000,000 TO 100,000,000

Our Board has adopted and has recommended that our stockholders adopt and approve, an amendment to our restated articles of incorporation filed with the Nevada Secretary of State on May 29, 2012, as amended (the “Restated Articles of Incorporation), providing for an increase in the number of our common voting shares, having a par value of $0.001 per share (“common stock”), from 50,000,000 to 100,000,000. A form of Certificate of Amendment reflecting this proposed amendment is included in Appendix A to this proxy statement (“Certificate of Amendment”). If adopted and approved by the stockholders, the proposed amendment to our Restated Articles of Incorporation will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada. If the amendment to increase our authorized shares of common stock is approved by stockholders at the 2018 Annual Meeting, we intend to file the Certificate of Amendment as soon as practicable following the 2018 Annual Meeting.

Purposes of the Proposed Amendment

We do not have any present plan, arrangement or understanding to designate and issue any of the shares of common stock that will become available as a result of this proposed amendment to our Restated Articles of Incorporation. Although, at present, our Board has no immediate plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use our common stock for business and financial purposes in the future. The additional 50,000,000 authorized shares of common stock would be available for issuance for various purposes, as our Board may deem advisable, such as for future financings, to satisfy the issuance of shares of common stock on the conversion or exercise of our options, warrants or other convertible securities, to provide equity incentive to employees, officers and directors, to make stock-based acquisitions and for other general corporate purposes.

The newly authorized common stock would be available for issuance without further action by stockholders except as required by law, our Restated Articles of Incorporation or applicable stock exchange requirements. Any such issuance could have the effect of diluting existing stockholders. Our Restated Articles of Incorporation do not include any preemptive or other rights of stockholders to subscribe for any shares of common stock which may in the future be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership of common stock.

Rights of Additional Authorized Shares

The additional common stock to be authorized by stockholder approval of this Proposal No. 3 would have rights identical to the currently outstanding shares of our common stock.

Possible Anti-Takeover Effects of the Proposed Amendment

In addition to the corporate purposes mentioned above, an increase in the number of authorized shares of our common stock may make it more difficult to, or discourage an attempt to, obtain control of the Company by means of a takeover bid that the Board determines is not in the best interest of the Company and its stockholders. The amendment to our Restated Articles of Incorporation to increase the number of authorized shares of common stock is not being proposed in response to any known effort or threat to acquire control of the Company and is not part of a plan by management to thwart such efforts.

Vote Required

Approval of the proposed amendment to our Restated Articles of Incorporation requires a majority of all votes entitled to be cast on the matter. Accordingly, abstentions and broker non-votes will have the same effect as a vote “against”.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSAL TO ADOPT AND APPROVE AN AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION INCREASING THE NUMBER OF COMMON VOTING SHARES FROM 50,000,000 TO 100,000,000.

PROPOSAL NO. 4

TO APPROVE AN AMENDMENT TO OUR

AMENDED AND RESTATED 2009 INCENTIVE COMPENSATION PLAN TO RESERVE

AN ADDITIONAL 1,000,000 SHARES FOR ISSUANCE UNDER THE PLAN

On October 9, 2017, upon recommendation of the Compensation Committee, the Board approved, subject to stockholder approval, an amendment to the Company’s Amended and Restated 2009 Incentive Compensation Plan (the “Plan”), to reserve an additional 1,000,000 shares for issuance under the Plan, which amendment was approved by our stockholders and became effective on December 14, 2017.

On March 26, 2018, upon recommendation of the Compensation Committee, the Board approved, subject to stockholder approval, an additional amendment to the Plan, to reserve an additional 1,000,000 shares for issuance under the Plan. Otherwise, the Plan remains unchanged. The Plan, as proposed to be amended, is attached hereto as Appendix B, and we urge stockholders to review the Plan carefully.

Under applicable NASDAQ rules, the Company is required to obtain stockholder approval of the proposed amendment to the Plan. Stockholder approval of the Plan is also required to comply with the incentive stock options rules under Section 422 of the Code. On March 26, 2018, the closing price of our common stock as reported by NASDAQ was $4.42.

After giving effect to the increase approved in December 2017, we are currently authorized to issue up to 5,733,334 shares of common stock under the Plan, of which 4,134 remain available for issuance as of March 26, 2018. If approved by the Company’s stockholders, the amendment to the Plan would authorize an additional 1,000,000 for issuance under the Plan. The material terms of the Plan are as follows:

Background and Purpose

On February 12, 2009, our Board of Directors adopted the 2009 Incentive Compensation Plan, and our stockholders subsequently approved the Plan at the Company’s 2009 annual meeting.

The purpose of the Plan is to assist our company and its subsidiaries and other designated affiliates, which we refer to as “related entities”, in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors consultants and other persons who provide services to our company or its related entities, by enabling such persons to acquire or increase a proprietary interest in our company in order to strengthen the mutuality of interests between such persons and our stockholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value.

Summary of the Plan

The following is a summary of certain principal features of the Plan, as proposed to be amended. This summary is qualified in its entirety by reference to the complete text of the Plan, as amended. Stockholders are urged to read the actual text of the Plan, as proposed to be amended, in its entirety which is set forth as Appendix B to this proxy statement.

Shares Available for Awards; Annual Per-Person Limitations. Under the Plan, as amended, the total number of shares of common stock of our Company reserved and available for delivery under the Plan (the “awards”) at any time during the term of the Plan shall be equal to 6,733,334 shares of common stock (increased from 5,733,334 under the current Plan). The number of shares in the Plan shall be increased by the number of shares of common stock with respect to which awards previously granted under the Plan that are forfeited, expire or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares, and the number of shares that are tendered (either actually or by attestation) or withheld upon exercise of an award to pay the exercise price or any tax withholding requirements. Awards issued in substitution for awards previously granted by a company acquired by our Company or a related entity, or with which our Company or any related entity combines, do not reduce the limit on grants of awards under the Plan.

The Plan imposes individual limitations on the amount of certain awards in part to comply with Code Section 162(m). Under these limitations, during any 12-month period, no participant may be granted (i) stock options or stock appreciation rights with respect to more than 2,000,000 shares of common stock, or (ii) shares of restricted stock, shares of deferred stock, performance shares and other stock based-awards with respect to more than 2,000,000 shares of common stock, in each case, subject to adjustment in certain circumstances. The maximum amount that may be paid out as performance units with respect to any 12-month performance period is $1,000,000, and is $3,000,000 with respect to any performance period that is more than 12 months.

The Compensation Committee of our Board of Directors is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate. The Compensation Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility. The persons eligible to receive awards under the Plan are the officers, directors, employees, consultants and other persons who provide services to our Company or any related entity. An employee on a leave of absence may still be considered an employee of our Company or a related entity for purposes of eligibility for participation in the Plan. As of October 16, 2017, the Company had seven employees (including officers) and ten members of the Board eligible to receive awards under the Plan.

Administration. The Plan is to be administered by the Compensation Committee, provided, however, that except as otherwise expressly provided in the Plan, our Board of Directors may exercise any power or authority granted to the Compensation Committee under the Plan. Subject to the terms of the Plan, the Compensation Committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the Plan, construe and interpret the Plan and award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Compensation Committee may deem necessary or advisable for the administration of the Plan.

Stock Options and Stock Appreciation Rights. The Compensation Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the Compensation Committee, but must not be less than the fair market value of a share of common stock on the date of grant. For purposes of the Plan, the term “fair market value” means the fair market value of common stock, awards or other property as determined by the Compensation Committee or under procedures established by the Compensation Committee. Unless otherwise determined by the Compensation Committee, the fair market value of common stock as of any given date shall be the closing sales price per share of common stock as reported on the principal stock exchange or market on which common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the Compensation Committee, except that no option or stock appreciation right may have a term exceeding ten years. Methods of exercise and settlement and other terms of the stock appreciation right are determined by the Compensation Committee. The Compensation Committee, thus, may permit the exercise price of options awarded under the Plan to be paid in cash, shares, other awards or other property (including loans to participants). Options may be exercised by payment of the exercise price in cash, shares of common stock, outstanding awards or other property having a fair market value equal to the exercise price, as the Compensation Committee may determine from time to time.

Restricted and Deferred Stock. The Compensation Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which shall be subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose. A participant granted restricted stock generally has all of the rights of a stockholder of our Company, unless otherwise determined by the Compensation Committee. An award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents. The Compensation Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the Compensation Committee.

Bonus Stock and Awards in Lieu of Cash Obligations. The Compensation Committee is authorized to grant shares of common stock without restrictions as a bonus or to grant shares of common stock or other awards in lieu of Company obligations to pay cash under the Plan or other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.

Other Stock-Based awards. The Compensation Committee or our Board of Directors is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The Compensation Committee determines the terms and conditions of such awards.

Performance awards. The Compensation Committee is authorized to grant performance awards to participants on terms and conditions established by the Compensation Committee. The performance criteria to be achieved during any performance period and the length of the performance period is determined by the Compensation Committee upon the grant of the performance award; provided, however, that a performance period cannot be shorter than 12 months or longer than 5 years. Performance awards may be valued by reference to a designated number of shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the Compensation Committee. Performance awards granted to persons whom the Compensation Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below), and will, if and to the extent intended by the Compensation Committee, be subject to provisions that should qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by our Company under Code Section 162(m). For purposes of Section 162(m), the term “covered employee” means our Company’s chief executive officer and each other person whose compensation is required to be disclosed in our Company’s filings with the SEC by reason of that person being among the five highest compensated officers of our Company as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the Compensation Committee and not our Board of Directors.

If and to the extent that the Compensation Committee determines that these provisions of the Plan are to be applicable to any performance award, one or more of the following business criteria for our Company, on a consolidated basis, and/or for related entities, or for business or geographical units of our Company and/or a related entity (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Compensation Committee in establishing performance goals for performance awards under the Plan: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on assets, net assets, investment, capital, operating revenue or equity; (6) economic value added; (7) direct contribution; (8) income; net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; net operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of our Company; (9) working capital or working capital management, including inventory turnover and days sales outstanding; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and (18) stock price. Any of the above goals may be determined on an absolute or relative basis (e.g. growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to our Company. The Compensation Committee may exclude the impact of an event or occurrence which the Compensation Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of our Company or not within the reasonable control of our Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

The Compensation Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Terms of Awards. Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Compensation Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Compensation Committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of our Company’s obligations under the Plan. The Compensation Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Compensation Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3.

Awards under the Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Compensation Committee may, however, grant awards in exchange for other awards under the Plan, awards under other Company plans, or other rights to payment from our Company, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Acceleration of Vesting; Change in Control. The Compensation Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and, vesting shall occur automatically in the case of a “change in control” of our Company (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control), if so provided in the award agreement or otherwise determined by the Compensation Committee,. In addition, the Compensation Committee may provide in an award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.” For purposes of the Plan, unless otherwise specified in an award agreement, a change in control means the occurrence of any of the following:

(i) The acquisition by any person (as that term is used in the Exchange Act) of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (A) the then outstanding shares of common stock of our Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that the following acquisitions shall not constitute or result in a Change of Control: (v) any acquisition directly from our Company; (w) any acquisition by our Company; (x) any acquisition by any person that as of the effective date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by our Company or any subsidiary; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any period of three (3) consecutive years (not including any period prior to the effective date of the Plan) individuals who constitute our board on the effective date (the “Incumbent Board”) cease for any reason to constitute at least a majority of our board; provided, however, that any individual becoming a director subsequent to the effective date whose election, or nomination for election by our stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving our Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of our Company, or the acquisition of assets or stock of another entity by our Company or any of its subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns our Company or all or substantially all of our Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company common stock and Outstanding Company Voting Securities, as the case may be, (B) no person (excluding any employee benefit plan (or related trust) of our Company or such corporation resulting from such Business Combination or any person that as of the effective date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or a

(iv) Approval by our stockholders of a complete liquidation or dissolution of our Company.

Amendment and Termination. Our Board may amend, alter, suspend, discontinue or terminate the Plan or the Compensation Committee’s authority to grant awards without further stockholder approval, except that stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the Plan which might increase the cost of the Plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although our Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our board, the Plan will terminate at the earliest of (a) such time as no shares of common stock remain available for issuance under the Plan, (b) termination of the Plan by our board, or (c) the tenth anniversary of the effective date of the Plan. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

Federal Income Tax Consequences of Awards

IRS Circular 230 Notice To ensure compliance with requirements imposed by the Internal Revenue Service, you are hereby notified that any discussion of tax matters set forth in this Summary was written in connection with the promotion or marketing (within the meaning of IRS Circular 230) of awards made under the Plan, and was not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding any tax-related penalties under federal law. Each recipient of an award under the Plan should seek advice based on his or her particular circumstances from an independent tax advisor.

The Plan is not qualified under the provisions of Code Section 401(a) and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options. On exercise of a nonqualified stock option granted under the Plan an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired due to the exercise of the option over the exercise price. If the optionee is an employee of our Company or a related entity, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date. If an optionee pays for shares of stock on exercise of an option by delivering shares of our Company’s stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

Our Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for our Company and is reasonable in amount, and either the employee includes that amount in income or our Company timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options. The Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Code (which we refer to as “ISO”s). Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised (which we refer to as the “Required Holding Period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period (which we refer to as a “Disqualifying Disposition”), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

Our Company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, our Company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for our Company and is reasonable in amount, and either the employee includes that amount in income or our Company timely satisfies its reporting requirements with respect to that amount.

Stock awards. Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock, if any.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the Plan the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

Stock Appreciation Rights. Our Company may grant stock appreciation rights (“SARs”) separate from any other award (which we refer to as “Stand-Alone SARs”) or in tandem with options (which we refer to as “Tandem SARs”), under the Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

In general, there will be no federal income tax deduction allowed to our Company upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, our Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents. Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. Our Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Limitation on Company Deductions. No federal income tax deduction is allowed for the Company for any compensation paid to a “covered employee” in any taxable year of the Company to the extent that his or her compensation exceeds $1,000,000. For this purpose, “covered employees” are generally the chief executive officer of the Company and the three other most highly compensated officers of the Company other than the principal financial officer for the taxable year, and the term “compensation” generally includes amounts includable in gross income as a result of the exercise of stock options or SARs, payments pursuant to performance awards or other-based awards, or the receipt of restricted or deferred stock. This deduction limitation, however, does not apply to compensation that is (1) commission-based compensation, (2) performance-based compensation, (3) compensation which would not be includable in an employee’s gross income, and (4) compensation payable under a written binding contract in existence on February 17, 1993, and not materially modified after that date. The Compensation Committee intends to administer the Plan in a manner that maximizes the Company’s tax deductions under Code Section 162(m).

Code Section 409A. Section 409A of the Code imposes certain requirements applicable to “nonqualified deferred compensation plans,” including rules relating to the timing of deferral elections and elections with regard to the form and timing of benefit distributions, prohibitions against the acceleration of the timing of distributions, and the times when distributions may be made, as well as rules that generally prohibit the funding of nonqualified deferred compensation plans in offshore trusts or upon the occurrence of a change in the employer’s financial health. If a nonqualified deferred compensation plan subject to Code Section 409A fails to meet, or is not operated in accordance with, these requirements, then all compensation deferred under the plan is or becomes immediately taxable to the extent that it is not subject to a substantial risk of forfeiture and was not previously taxable. The tax imposed as a result of these rules would be increased by interest at a rate equal to the rate imposed upon tax underpayments plus one percentage point, and an additional tax equal to 20% of the compensation required to be included in income. Some of the awards to be granted under this Plan may constitute deferred compensation subject to the Code Section 409A requirements, including, without limitation, discounted stock options, deferred stock and SARs that are not payable in shares of our Company stock. It is our intention that any award agreement that will govern awards subject to Code Section 409A will comply with these rules.

Importance of Consulting Tax Adviser. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

Certain Interests of Directors

In considering the recommendation of the Board with respect to the Plan, stockholders of the Company should be aware that members of the Board may from time to time have interests that present them with conflicts of interest in connection with the proposal to approve the amendment to the Plan. Specifically, the amended Plan would add shares that are eligible for grant under the Plan, and directors, including members of the Compensation Committee, could be recipients of awards with respect to these additional shares. The Board believes that approval of the amendment to the Plan will advance the interests of the Company and its shareholders by encouraging employees and directors to make significant contributions to the long-term success of the Company.

Equity Compensation Plans of the Company

Information about the securities issued, or authorized for future issuance, under our equity compensation plans is set forth in the table under the heading “Equity Compensation Plan Information” above.

Vote Required

The affirmative vote of a majority of the votes cast, either for, against or abstain, by the holders of the shares of common stock voting is required to approve this proposal. Accordingly, broker non-votes will have no effect. Additionally, under the Series B Designation Certificate, the consent of the holder of our Series B Preferred Stock is required for an amendment to increase the number of shares of common stock reserved under our Amended and Restated 2009 Incentive Compensation Plan. 10X Fund, as the holder of all issued and outstanding shares of Series B Preferred, has consented to the proposed amendment.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSED AMENDMENT TO THE AMENDED AND RESTATED 2009 INCENTIVE COMPENSATION PLAN.

Appendix A

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Galectin Therapeutics, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

This Certificate of Amendment amends the Restated Articles of Incorporation by deleting the first sentence of Article III of the Restated Articles of Incorporation and replacing such sentence in its entirety with the following: “The corporation shall have authority to issue an aggregate of 100,000,000 shares, which shall be common voting shares having a par value of $0.001 per share, and 20,000,000 undesignated shares having a par value of $0.01 per share.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendments is:

4. Effective date and time of filing: (optional)	Date:	Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the alternative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power threof.

IMPORTANT: Failure to Include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised:1-5-15

A-1

Appendix B

AMENDED AND RESTATED

GALECTIN THERAPEUTICS INC.

2009 INCENTIVE COMPENSATION PLAN

(AS AMENDED BY PROPOSAL NO. 4)

GALECTIN THERAPEUTICS, INC.

AMENDED AND RESTATED 2009 INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this GALECTIN THERAPEUTICS, INC. AMENDED AND RESTATED 2009 INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist Galectin Therapeutics, Inc., a Nevada corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(g) “Change in Control” means a Change in Control as defined in Section 9(b) of the Plan.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) “Committee” means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, or for any other reason determined by the Board, then the Board shall serve as the Committee. While it is intended that the Committee shall consist of at least two directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “Independent”, the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.

( j) “Consultant” means any Person (other than an Employee or a Director, solely with respect to rendering services in such Person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(k) “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(l) “Covered Employee” means the Person who, as of the end of the taxable year, either is the principal executive officer of the Company or is serving as the acting principal executive officer of the Company, and each other Person whose compensation is required to be disclosed in the Company’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers of the Company as of the end of a taxable year, or such other person as shall be considered a “covered employee” for purposes of Section 162(m) of the Code.

(m) “Deferred Stock” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period.

(n) “Deferred Stock Award” means an Award of Deferred Stock granted to a Participant under Section 6(e) hereof.

(o) “Director” means a member of the Board or the board of directors of any Related Entity.

(p) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(q) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(r) “Effective Date” means the effective date of the Plan, which shall be February 12, 2009.

(s) “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(t) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(v) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be (i) the last sale price of a Share on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the average of the closing bid and asked prices for the Common Stock quoted by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange.

(w) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; or (iii) the Company’s or Related Entity’s requiring the Participant to be based at any office or location outside of fifty miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities.

(x) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(y) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(z) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) hereof.

(aa) “Listing Market” means the OTC Bulletin Board or any other national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Market.

(bb) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(cc) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(dd) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(ee) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(ff) “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 6(h) hereof.

(gg) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(hh) “Performance Share” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ii) “Performance Unit” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(jj) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(kk) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(ll) “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(mm) “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(nn) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(oo) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(pp) “Shares” means the shares of common stock of the Company, par value $0.001 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(qq) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(rr) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(ss) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee except to the extent (and subject to the limitations imposed by Section 3(b) hereof) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are Independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants.

(b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act, (ii) with respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m), to the extent necessary in order for such Award to so qualify; and (iii) with respect to any Award to an Independent Director. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Eligible Persons, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 6,733,334. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i) If any Awards are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards were subject, shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for delivery with respect to Awards under the Plan, subject to Section 4(c)(iv) below.

(ii) In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such option or other award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

(iii) Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by its shareholders, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; if and to the extent that the use of such Shares would not require approval of the Company’s shareholders under the rules of the Listing Market.

(iv) Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.

(v) Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 6,533,334 Shares.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options or Stock Appreciation Rights with respect to more than 2,000,000 Shares or (ii) Restricted Stock, Deferred Stock, Performance Shares and/or Other Stock-Based Awards with respect to more than 2,000,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) $1,000,000 with respect to any 12 month Performance Period and (y) with respect to any Performance Period that is more than 12 months, $3,000,000.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Massachusetts law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restriction Stock Award is subject to a risk of forfeiture, subject to Section 10(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that, subject to the limitations set forth in Section 6(j)(ii) hereof, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e) Deferred Stock Award. The Committee is authorized to grant Deferred Stock Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Deferred Stock Award shall occur upon expiration of the deferral period specified for such Deferred Stock Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Deferred Stock Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Deferred Stock Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Deferred Stock Award, a Deferred Stock Award carries no voting or dividend or other rights associated with Share ownership.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock Award), the Participant’s Deferred Stock Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that, subject to the limitations set forth in Section 6(j)(ii) hereof, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Deferred Stock Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Deferred Stock Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, any Dividend Equivalents that are granted with respect to any Deferred Stock Award shall be either (A) paid with respect to such Deferred Stock Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock Award and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect. The applicable Award Agreement shall specify whether any Dividend Equivalents shall be paid at the dividend payment date, deferred or deferred at the election of the Participant. If the Participant may elect to defer the Dividend Equivalents, such election shall be made within 30 days after the grant date of the Deferred Stock Award, but in no event later than 12 months before the first date on which any portion of such Deferred Stock Award vests.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Any such determination by the Committee shall be made at the grant date of the applicable Award.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than 12 months nor longer than 5 years. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in compliance with Section 409A of the Code.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with applicable law and all applicable rules of the Listing Market, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. Subject to Section 7(e) hereof, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Exemptions from Section 16(b) Liability. : If the It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Code Section 409A.

(i) The Award Agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii) If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A) Payments under the Section 409A Plan may not be made earlier than the first to occur of (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeable emergency”;

(B) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D) In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award. The Company does not make any representation to the Participant that any Awards awarded under this Plan will be exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless any Participant or Beneficiary for any tax, additional tax, interest or penalties that any Participant or Beneficiary may incur in the event that any provision of this Plan, any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

(iii) Notwithstanding the foregoing, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

8. Code Section 162(m) Provisions.

(a) Covered Employees. Unless otherwise specified by the Committee,] the provisions of this Section 8 shall be applicable to any Performance Award granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee.

(b) Performance Criteria. If a Performance Award is subject to this Section 8, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the Fair Market Value of a Share. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. In determining the achievement of the performance goals, the Committee shall exclude the impact of any (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) change in accounting standards required by generally accepted accounting principles.

(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a Performance Period no shorter than 12 months and no longer than 5 years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification. No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Section 162(m) of the Code.

9. Change in Control.

(a) Effect of “Change in Control.” If and only to the extent provided in any employment or other agreement between the Participant and the Company or any Related Entity, or in any Award Agreement, or to the extent otherwise determined by the Committee in its sole discretion and without any requirement that each Participant be treated consistently, upon the occurrence of a “Change in Control,” as defined in Section 9(b):

(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

(ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Deferred Stock Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

(iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

(b) Definition of “Change in Control”. Unless otherwise specified in any employment agreement between the Participant and the Company or any Related Entity, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any period of three (3) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Related Entities, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Related Entities (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 4 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii) Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (b) the assumption or substitution for, as those terms are defined in Section 9(a)(iv) hereof, the outstanding Awards by the surviving entity or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) at a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(iii) Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder. Adjustments permitted hereby may include, without limitation, increasing the exercise price of Options and Stock Appreciation Rights, increasing performance goals, or other adjustments that may be adverse to the Participant.

(d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under terms of such Award.

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of shareholders or any right to receive any information concerning the Company’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company nor any of the Company’s officers, directors, representatives or agents is granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the Commonwealth of Massachusetts without giving effect to principles of conflict of laws, and applicable federal law.

(k) Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(l) Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval, within 12 months of its adoption by the Board, by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event the shareholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

GALECTIN THERAPEUTICS INC.	2018 Annual Meeting of Stockholders
May 22, 2018, 9:00 A.M. local time
This Proxy is Solicited On Behalf Of The Board Of Directors

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

▲ FOLD HERE  •  DO NOT SEPARATE  •  INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this	☒

1. ELECTION OF DIRECTORS	VOTE FOR ALL NOMINEES	WITHHOLD ALL	VOTE FOR ALL EXCEPT (see instructions below)	4.	To approve an amendment to our Amended and Restated 2009 Incentive Compensation Plan to reserve an additional 1,000,000 shares for issuance under the plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
The Board of Directors recommends a vote “FOR” the listed nominees.	☐	☐	☐
To withhold authority to vote for any individual nominee, strike a line through that nominee’s name below:				5.

To authorize the adjournment of the annual meeting if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the annual meeting or adjournment or postponement thereof to approve any of the foregoing proposals.

						FOR ☐	AGAINST ☐	ABSTAIN ☐
1. Gilbert F. Amelio, Ph.D. 2. Kary Eldred 3. Kevin D. Freeman 4. Marc Rubin, M.D. 5. Gilbert S. Omenn, M.D., Ph.D. 6. Joel Lewis 7. Richard E. Uihlein 8. Stephen Shulman				6.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting

2. A proposal to ratify the appointment of Cherry Bekaert LLP as the independent registered public accounting firm to audit the financial statements for the 2018 fiscal year. The Board of Directors recommends a vote “FOR” this proposal.

	FOR ☐	AGAINST ☐	ABSTAIN ☐	THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED FOR THE PROPOSALS, EACH PROPOSAL WILL BE VOTED “FOR” THE PROPOSAL.

3. To adopt and approve an amendment to our Restated Articles of Incorporation increasing the number of authorized common voting shares (“common stock”) from 50,000,000 to 100,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐

CONTROL NUMBER

Signature	Signature	Date	, 2018.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the 2018 annual meeting of stockholders of Galectin Therapeutics Inc. to be held at the offices of Dentons LLP, located at 303 Peachtree Street NE, Suite 5300, Atlanta, GA 30308 on May 22, 2018 at 9:00 A.M. EDT.

The Proxy Statement and Annual Report to Stockholders are available at:

http://www.galectintherapeutics.com

To Vote Your Proxy

Mark, sign and date your Proxy Card on the reverse side, and return it in the postage-paid envelope provided.

▲ FOLD HERE  •  DO NOT SEPARATE  •  INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GALECTIN THERAPEUTICS INC.

The undersigned appoints Peter G. Traber, M.D., Jack W. Callicutt and Harold Shlevin, Ph.D. and each of them, as proxies, each with the power of substitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Galectin Therapeutics Inc. held of record by the undersigned at the close of business on March 26, 2018 at the 2018 annual meeting of stockholders to be held at the offices of Dentons LLP, located at 303 Peachtree Street NE, Suite 5300, Atlanta, GA 30308 on May 22, 2018 at 9:00 a.m. (local time) or at any adjournment thereof.

(Continued and to be marked, dated and signed, on the other side)